As filed with the Securities and Exchange Commission on _______________
Registration No. 333-142856

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

1ST HOME BUY & SELL LTD.
(Exact name of registrant as specified in its charter)

NEVADA	6531	APPLIED FOR
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15612-37A Avenue, Surrey, BC CANADA V3S 0H7 (604) 541-4173
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc., 502 E. John Street, Carson City, NV 89706 (775) 882-3072
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Luis Carrillo, Esq.
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
Tel. No. (619) 399-3090
Fax No. (619) 399-3102

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class of Securities To Be Registered	Dollar Amount to be Registered	Number of Shares to be registered	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)

Common Stock	$150,000	3,000,000	USD$0.05	USD$16.05

*Unless otherwise indicated, all financial information set forth herein shall be presented in Canadian Dollars.

All of the Company's transactions are denominated in Canadian currency.  Any transactions which occurred in US currency (USD $) were converted to the equivalent Canadian currency (CDN $) using the posted Bank of Canada noon rate on the date of the transaction. The following table states the exchange rates at the end of each quarter from June 30, 2005 through December 31, 2007.

DATE	USD $1 WAS EQUIVALENT TO:
June 30, 2005	CDN $1.2256
September 30, 2005	CDN $1.1611
December 30, 2005	CDN $1.1659
March 31, 2006	CDN $1.1671
June 30, 2006	CDN $1.1150
September 30, 2006	CDN $1.1153
December 31, 2006	CDN $1.1653
March 31, 2007	CDN $1.1529
June 30, 2007	CDN $1.0634
September 30, 2007	CDN $0.9963
December 31, 2007	CDN $0.9881

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ALL OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES ARE BEING OFFERED IN THIS OFFERING.

Subject to Completion, Dated April ___, 2008

PROSPECTUS
1st Home Buy & Sell Ltd.

 3,000,000 SHARES OF COMMON STOCK

Mardan Consulting, Inc., the selling shareholder named in this prospectus and affiliate who controls the Company, is offering 3,000,000 shares of common stock of 1st Home Buy & Sell Ltd. at a fixed price of $0.05 per share. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling shareholder has set an offering price for these securities of $0.05 per share and an offering period of four months from the date of this prospectus. This is a fixed price for the duration of the offering. The Selling Shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Shareholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act. See “Security Ownership of Selling Shareholder and Management” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange. The fixed offering price of $0.05 may not reflect the market price of our shares after the offering.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page __.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by		Selling Agent	Proceeds to Selling
Selling Shareholders	Price To Public	Commissions	Shareholder
Per Share	USD$0.05	Not applicable	USD$0.05
Minimum Purchase	Not applicable	Not applicable	Not applicable
Total Offering	USD$150,000.00	Not applicable	USD$150,000.00

Proceeds to the selling shareholder do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $35,500. 1st Home Buy & Sell Ltd. will pay these expenses.

This Prospectus is dated April ___, 2008 (subject to completion).
1st Home Buy & Sell Ltd.
 14199 – 32A Avenue, Surrey, BC CANADA V4P 3P4 (604) 541-4173

PART I

PROSPECTUS SUMMARY

1st Home Buy and Sell Ltd.

The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in the Prospectus.

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes. In this prospectus, we refer to 1st Home Buy and Sell Ltd. as “1st Home,” “Parent,” “Successor,” “the Company,” “we,” “us” and “our,” and we refer to our majority owned subsidiary Pacific Coast Development Corp., a British Columbia corporation, as “PCDC” or “Predecessor.”

Background
On August 10, 2006, 1st Home Buy & Sell Ltd. was formed as a Nevada corporation.  Initial operations commenced under the name Pacific Coast Development Corp., a British Columbia corporation operating out of Surrey, British Columbia.  Prior to incorporating, we acquired, on July 1, 2006, a 70%, non-dilutive interest in PCDC in exchange for $100,000.   This pre-incorporation contract with PCDC was ratified by our Board of Directors immediately after we were formally incorporated on August 10, 2006.

The Company conducts all operations through its majority owned operational subsidiary, PCDC. The acquisition of PCDC shall be referred to hereinafter as the “PCDC Transaction.”

Overview

Over the years the Multiple Listing Service (“MLS”) has grown in status to become a virtual monopoly for the marketing of real estate throughout North America. In Canada, www.mls.ca currently receives more than 4 million page views per day. In recent years with advancements in technology, and in particular the invention of the internet, many industries have seen efficiencies created that have reduced costs for their product or service that has benefited the consumer. This has yet to occur with the MLS.

The current MLS system was developed decades ago before the internet existed, at a time when real estate values were relatively low from a historical perspective. Today, commissions are paid to real estate agents based on a percentage of the sale price. As the real estate market matures, and with inflation, the cost of the real estate transaction has escalated to the point where consumers believe they are not receiving value for money.

The real estate industry in North America is composed of more than 1.2 million real estate agents. More than 7 million homes are sold annually through the MLS, accounting for more than 80 billion dollars in commissions annually (not including industrial, commercial and investment properties).

The infrastructure and operations of 1st Home Buy and Sell Ltd. provide consumers with a groundbreaking approach to using leading edge technology to reduce the cost of the real estate transaction, so that we can provide our customers with unparalleled value for money.

With the protection afforded by the Competition Act of Canada, and similar Anti-Trust legislation in the United States, 1st Home Buy and Sell’s goal is to:

•
Patent a new business process for MLS that will bring together technological advances and innovative business methods to create efficiencies in the MLS system that will substantially reduce the cost of the real estate transaction for both residential and commercial properties;

•
combine existing VOW/IDX technology with For Sale By Owner (FSBO) listings, creating a new more comprehensive MLS that allows consumers to search MLS listings and FSBO listings on the same web site (as well as offer many other ancillary services such as a mortgage center, home advertised through MLS), inspection services, legal services, appraisal services etc., that are not currently available or advisable.

While 1st Home Buy and Sell will initially focus on the Canadian market, ultimately the company’s goal is to service the American market as well. Initially 1st Home Buy and Sell’s marketing will be concentrated in the province of British Columbia. After establishing a market presence in British Columbia, the Company will expand its market base to other major centers across Canada.

As part of our effort to provide consumers with a more personalized experience, the Company has secured the domain www.homebuyandsell.com, which will function as our principal website, to tailor to the specific buying and selling needs of our customers.  The Company’s website is fully operational.

We are not a “blank check company,” as we do not intend to participate in a reverse acquisition or merger transaction. A “blank check company” is defined by securities laws as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at 14199 – 32A Avenue, Surrey, BC CANADA V4P 3P4 (604) 541-4173.

THE OFFERING

Securities Offered	3,000,000 par value $0.001 Common Stock
Selling Shareholder(s)	Mardan Consulting, Inc.
Offering Price	USD$0.05 per share
Shares outstanding prior to the offering	5,000,000
Shares to be outstanding after the offering	5,000,000
Net proceeds	$150,000 assuming that the maximum number of shares are sold.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder

SELECTED FINANCIAL INFORMATION

The following selected financial data has been derived from our financial statements. We have prepared our financial statements in accordance with generally accepted accounting principles. The information below should be read in connection with “Management’s Discussion and Analysis or Plan of Operation” and our Financial Statements and related notes. The following information is presented for the six months ended December 31, 2007, for the three months ended September 30, 2007, for the year ended June 30, 2007, and for the year ended June 30, 2006.  The information presented below reflects that of the Company and its predecessor, PCDC.

		Six Months Ended December 30, 2007	Three Months Ended September 30, 2007	Year Ended June 30, 2007	Year Ended June 30,2006
Statement of Operations Data
	Net Revenue	$22,257	$8,832	$38,725	$21,801
	Operating Expenses	66,970	39,528	179,588	21,801
	Net Income (Loss)	(44,712)	(30,695)	(140,864)	0
Balance Sheet Data
	Total Current Assets	9,229	12,737	17,314	5,080
	Current Liabilities	183,498	172,989	161,871	14,350
	Stockholders’ Equity (Deficit)	(174,268)	(160,252)	(144,557)	(9,270)

(See Financial Statements for complete and accurate financial information)

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS.

The Company commenced operations as PCDC, which then became the majority owned operating subsidiary of the Company on July 1, 2006. Accordingly, we have a limited operating history from which you can evaluate our current business and our prospects. We will encounter risks and difficulties frequently experienced by early-stage companies in rapidly evolving industries. Some of these risks relate to our ability to:

•	attract and retain consumers on a cost-effective basis;
•	expand and enhance our service offerings;
•	respond to regulatory changes or demands;
•	respond to litigation;
•	operate, support, expand and develop our operations, our website and our software, communications and other systems;
•	diversify our sources of revenue;
•	maintain adequate control of our expenses;
•	raise additional capital;
•	respond to technological changes; and
•	respond to competitive market conditions.

If we are unsuccessful in addressing these risks or in executing our business strategy, our business, financial condition or results of operations may suffer.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan as we will not receive any funds from this registration.

We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing. Obtaining additional financing would be subject to a number of factors including investor acceptance of our business plan and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital.  Any sale of share capital will result in dilution to existing shareholders.

WE HAVE ONLY A LIMITED NUMBER OF CLIENTS AT ANY GIVEN TIME. EVEN IF WE OBTAIN NEW CLIENTS, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We have only a limited number of clients at any given time. Even if we obtain new clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT MARKETING OF OUR SERVICES TO POTENTIAL KNOWN CLIENTS. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are small and do not have much capital, we must limit marketing of our services. We will initially generate revenues through the sale of services. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR SERVICES ARE SUBJECT TO SEASONAL FLUCTUATIONS AND AS A RESULT THERE MAY BE PERIODS WHEN WE SUSPEND OPERATIONS.

Seasonal fluctuations in the real estate market will adversely impact revenues and may impede future growth. Historically revenues in this area are strongest in the first and second quarters of the calendar year. Prolonged periods where there is a lack of revenue may cause cutbacks and create challenges for meaningful growth.

THE MAJORITY OF OUR OFFICERS AND DIRECTORS WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.

This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.  With the exception of our Chief Operating Officer, Steve Neil, our other officers and directors will only be devoting limited time to our operations. Though our Chief Operating Officer will be working full time, our other officers and directors will be devoting approximately 8-12 hours per week of their time to our operations. Because of this, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY THREE OFFICERS AND DIRECTORS WHO ARE RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only three officers and directors. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

BECAUSE WE DO NOT MAINTAIN ANY INSURANCE, IF A JUDGMENT IS RENDERED AGAINST US, WE MAY HAVE TO CEASE OPERATIONS.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

BECAUSE INSIDERS CONTROL OUR ACTIVITIES, THEY MAY BLOCK OR DETER ACTIONS THAT YOU MIGHT OTHERWISE DESIRE THAT WE TAKE AND MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO SUCH INSIDERS AND NOT TO OUTSIDE SHAREHOLDERS.

Two of our officers and directors control all of our common stock, and we do not have any non-employee directors. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. They also have the ability to block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR OFFICERS AND DIRECTORS; IF WE LOSE THEIR SERVICES, OUR REVENUES MAY BE REDUCED.

The success of our business is dependent upon the expertise of Daniel L. Baxter, Samuel J. Alderson and Steve Neil. Because they are essential to our operations, you must rely on their management decisions. They will continue to control our business affairs after the filing. If we lose their services, we may not be able to hire and retain other officers and directors with comparable experience. As a result, the loss of their services could reduce our revenues.

BECAUSE THERE IS NOT NOW AND MAY NEVER BE A PUBLIC MARKET FOR OUR COMMON STOCK, INVESTORS MAY HAVE DIFFICULTY IN RESELLING THEIR SHARES.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

BECAUSE WE DO NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE ENTIRE BOARD OF DIRECTORS, ALL OF WHICH ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

OUR GROWTH CANNOT BE ASSURED. EVEN IF WE DO EXPERIENCE GROWTH, WE CANNOT ASSURE YOU THAT WE WILL GROW PROFITABLY.

Our business strategy is dependent on the growth of our business. For us to achieve significant growth, potential customers must accept our website as a valuable commercial tool. Home buyers and sellers, who have historically purchased real estate using traditional commercial channels, such as local real estate agents, must instead rely on and feel confident in our product and our website. Similarly, real estate agents will also need to accept or expand their use of our website and to view our website as an efficient and profitable channel of distribution for their listings or in identifying potential properties for their clients.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

The real estate market is intensely competitive and there may be larger more profitable companies with established business practices that will be in direct competition with our business model.

INTERRUPTIONS IN SERVICE FROM THIRD PARTIES COULD IMPAIR THE QUALITY OF OUR SERVICE.

We rely on third-party computer systems and other service providers. Third parties provide, for instance, our data center, telecommunications access lines and significant computer systems, support and maintenance services. Any interruption in these, or other, third-party services or deterioration in their performance could impair the quality of our service. We cannot be certain of the financial viability of all of the third parties on which we rely.  If our arrangements with any of these third parties is terminated or if they were to cease operations, we might not be able to find an alternate provider on a timely basis or on reasonable terms, which could hurt our business.

IF WE FAIL TO INCREASE OUR BRAND RECOGNITION AMONG CONSUMERS, WE MAY NOT BE ABLE TO ATTRACT AND EXPAND OUR ONLINE TRAFFIC.

We believe that establishing, maintaining and enhancing the Company brand is a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services increases the importance of establishing and maintaining brand recognition. In addition, we will need to increase our spending substantially on marketing and advertising with the intention of expanding our brand recognition to attract and retain users and to respond to competitive pressures. However, we cannot assure you that these expenditures will be effective to promote our brand or that our marketing efforts generally will achieve our goals.

OUR PRODUCT FEATURES MAY INFRINGE ON CLAIMS OF THIRD-PARTY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

We cannot assure you that others will not obtain and assert patents or other intellectual property rights against us affecting essential elements of our business. If intellectual property rights are asserted against us, we cannot assure you that we will be able to obtain license rights on reasonable terms or at all. If we are unable to obtain licenses, we may be prevented from operating our business and our financial results may therefore be harmed.

WE HAVE ARBITRARILY DETERMINED THE OFFERING PRICE, WHICH EXCEEDS THE BOOK VALUE OF THE SECURITIES.

Investors may be unable to recoup their investment if the value of our securities does not materially increase.  We arbitrarily selected the price for the common stock. Since an underwriter has not been retained to offer the securities, our establishment of the offering price of the shares has not been determined by negotiation with an underwriter as is customary in underwritten public offerings.  The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value.  Therefore, investors may be unable to recoup their investment if the value of our securities does not materially increase. Among the factors we considered in determining the offering price were:

1.	Our lack of an operating history,
2.	The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
3.	Our relative cash requirements.

EVOLVING GOVERNMENT REGULATION COULD IMPOSE TAXES OR OTHER BURDENS ON OUR BUSINESS, WHICH COULD INCREASE OUR COSTS OR DECREASE DEMAND FOR OUR PRODUCTS.

We must comply with laws and regulations applicable to online commerce. Increased regulation of the Internet or different applications of existing laws might slow the growth in the use of the Internet and commercial online services, which could decrease demand for our products, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose on us additional risks and costs of operations.  In addition, new regulations, domestic or international, regarding the privacy of our users’ personally identifiable information may impose on us additional costs and operational constraints.

THERE IS NO ESTABLISHED TRADING MARKET FOR OUR COMMON STOCK, AND THE MARKET PRICE OF OUR COMMON STOCK MAY BE HIGHLY VOLATILE OR MAY DECLINE REGARDLESS OF OUR OPERATING PERFORMANCE.

There has not been a public market for our common stock prior to this offering. We cannot predict the extent to which a trading market will develop or how liquid that market might become. If you purchase shares of common stock in this offering, you will pay a price that was not established in the public trading markets. The initial public offering price will be determined us. You may not be able to resell your shares above the initial public offering price and may suffer a loss on your investment.

The market prices of the securities of internet-related and online commerce companies have been extremely volatile.  Broad market and industry factors may adversely affect the market price of our  common stock, regardless of our actual operating performance. Factors that could cause fluctuation in the stock price may include, among other things:

•	actual or anticipated variations in quarterly operating results;
•	changes in financial estimates by us or by any securities analysts who might cover our stock;
•	conditions or trends in the real estate industry;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;
•	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;
•	capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock, including sales of our common stock by our directors and officers or our Founding Principles; and
•	potential litigation

THE MARKET PRICES OF THE SECURITIES OF INTERNET-RELATED AND ONLINE COMMERCE COMPANIES HAVE BEEN ESPECIALLY VOLATILE.

Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we were sued in a securities class action, it could result in substantial costs and a diversion of management’s attention and resources and would adversely affect our stock price.

WE ARE GOVERNED SOLEY BY OUR TWO OFFICERS AND DIRECTORS, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Our executive officers and directors make decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. Accordingly, there will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, our executive officers and directors will exercise full control over all matters that typically require the approval of a Board of Directors. The actions of our executive officers and directors are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company from the corporate governance perspective.

Our Executive Officers and Directors exercise control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by our executive officers and directors, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SINCE OUR EXECUTIVE OFFICERS AND DIRECTORS ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST THEM.

Shareholders may have difficulty enforcing any claims against the Company because our executive Officers and Directors reside outside the United States. If a shareholder desired to sue, shareholders would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where the assets are located.

BECAUSE OUR CHIEF EXECUTIVE OFFICER, WHO ALSO SERVES AS A DIRECTOR, HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. Daniel L. Baxter, our Chief Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Baxter may not possess sufficient time to manage our business if the demands of managing our business increased substantially.  Specifically, Mr. Baxter also serves as an Officer and Director of Global Developments Inc., a Delaware corporation, Kinder Travel, Inc., a Nevada corporation, and Moto Auto Group Ltd., a Nevada corporation.  Presently, Mr. Baxter devotes approximately 8-12 hours a week to the Company, and communicates frequently with Steve Neil, our Chief Operating Officer, who is in charge of daily operations for PCDC.

WE RELY ON OUR OFFICERS AND DIRECTORS FOR DECISIONS AND HE MAY MAKE DECISIONS THAT ARE NOT IN THE BEST INTEREST OF ALL STOCKHOLDERS.

We rely on our executive officers and directors to direct the affairs of the company and rely upon them to competently operate the business.  We do not have key man insurance on our executive officers and directors and have no written employment agreements with them.  Should something happen to our officers and directors, this reliance on two individuals could have a material detrimental impact on our business and could cause the business to lose its place in the market, adversely affect our growth potential, or even fail. Such events could cause the value of our stock to decline or become worthless.

WE DO NOT EXPECT TO PAY ANY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We do not anticipate that we will pay any dividends to our stockholders in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize on their investment. Investors seeking cash dividends should not purchase our common stock.

OUR SHARES QUALIFY AS PENNY STOCKS AND, AS SUCH, ARE SUBJECT TO THE RISKS ASSOCIATED WITH “PENNY STOCKS”. REGULATIONS RELATING TO “PENNY STOCKS” LIMIT THE ABILITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AND, AS A RESULT, OUR SHAREHOLDERS MAY HAVE TO HOLD THEIR SHARES INDEFINITELY.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i)	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
(ii)	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
(iii)	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
(iv)	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
(v)
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve risks and uncertainties. We use words such as “anticipate”, “expect”, “intend”, “plan”, “believe”, “seek” and “estimate”, and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the preceding “Risk Factors” section and elsewhere in this prospectus. These forward-looking statements address, among others, such issues as:

•	future earnings and cash flow
•	development projects
•	business strategy
•	expansion and growth of our business and operations
•	our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.  Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PLAN OF DISTRIBUTION

The Selling Shareholder or its donees, pledges, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock. These sales will be at a fixed price of $0.05 and at an offering period of four months from the date of this prospectus.

The aggregate proceeds to the Selling Shareholder from the sale of the common stock offered herein will be the purchase price of the common stock less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholder is an underwriter, within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of the common stock or interests therein may also be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit earned on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Shareholder, who is an "underwriter" within the meaning of Section 2(11) of the Securities Act, is subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Shareholder, the respective fixed offering price of $0.05 for an offering period of four months from the date of this prospectus, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to the offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We plan to advise the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Shareholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock, which are estimated at $35,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the “1934 Act”); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

BUSINESS OF THE ISSUER

General

We were incorporated in the State of Nevada on August 10, 2006. Our statutory registered agent in Nevada is CSC Services of Nevada, Inc., 502 E. John Street, Room E, Carson City, Nevada 89706. Our business office is located at 14199 – 32A Avenue, Surrey, BC CANADA V4P 3P4.  Our telephone number is (604) 541-4173.

We envision becoming North America’s leader in providing “Limited Service Listings” on MLS, and enable customers to sell their property on the MLS using electronic bidding and offers over the internet.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.

Background

On August 10, 2006, 1st Home Buy & Sell Ltd. was formed as a Nevada corporation.  Initial operations commenced under the name Pacific Coast Development Corp., a British Columbia corporation operating out of Surrey, British Columbia.  Prior to incorporating, we acquired, on July 1, 2006, a 70%, non-dilutive interest in PCDC in exchange for $100,000.   This pre-incorporation contract with PCDC was ratified by our Board of Directors immediately after we were formally incorporated on August 10, 2006.

The Company conducts all operations through its majority owned operational subsidiary, PCDC.

Overview

Over the years the Multiple Listing Service (“MLS”) has grown in status to become a virtual monopoly for the marketing of real estate throughout North America. In Canada, www.mls.ca currently receives more than 4 million page views per day. In recent years with advancements in technology, and in particular the invention of the internet, many industries have seen efficiencies created that have reduced costs for their product or service that has benefited the consumer. This has yet to occur with the MLS.

The current MLS system was developed decades ago before the internet existed, at a time when real estate values were relatively low from a historical perspective. Today, commissions are paid to real estate agents based on a percentage of the sale price. As the real estate market matures, and with inflation, the cost of the real estate transaction has escalated to the point where consumers believe they are not receiving value for money.

The real estate industry in North America is composed of more than 1.2 million real estate agents. More than 7 million homes are sold annually through the MLS, accounting for more than 80 billion dollars in commissions annually (not including industrial, commercial and investment properties).

The infrastructure and operations of 1st Home Buy and Sell Ltd. provide consumers with a groundbreaking approach to using leading edge technology to reduce the cost of the real estate transaction, so that we can provide our customers with unparalleled value for money.

With the protection afforded by the Competition Act of Canada, and similar Anti-Trust legislation in the United States, 1st Home Buy and Sell’s goal is to:

•
Complete our pending patent applications for a new business process for MLS that will bring together technological advances and innovative business methods to create efficiencies in the MLS system that will substantially reduce the cost of the real estate transaction for both residential and commercial properties;

•
combine existing VOW/IDX technology with For Sale By Owner (FSBO) listings, creating a new more comprehensive MLS that allows consumers to search MLS listings and FSBO listings on the same web site (as well as offer many other ancillary services such as a mortgage center, home advertised through MLS), inspection services, legal services, appraisal services etc., that are not currently available or advisable.

While 1st Home Buy and Sell will initially focus on the Canadian market, ultimately the company’s goal is to service the American market as well. Initially 1st Home Buy and Sell’s marketing will be concentrated in the province of British Columbia. After establishing a market presence in British Columbia, the Company will expand its market base to other major centers across Canada.

As part of our effort to provide consumers with a more personalized experience, the Company has secured the domain www.homebuyandsell.com, which will function as our principal website, to tailor to the specific buying and selling needs of our customers.  The Company’s website is fully operational.

Services

We intend to enable customers to sell their property on the MLS using electronic bidding and offers over the internet.

Phase 1 –Patenting of New Business Process

Phase 1 of the business plan involves the patenting of a new business process involving how listings and sales will be completed on MLS. The new business process will take full advantage of technological advances to streamline the real estate transaction, encourage direct contact between Buyers and Sellers, will reduce the cost of the real estate transaction, and will involve the following features:

1.	Pricing Model:

1(a).           Traditional Pricing Approach: The current realtor community has used its position with the MLS to maintain its preferred pricing model. The current pricing model charged to the vast majority of Sellers to gain access to the MLS system is based on a percentage of the ultimate selling price of the property (though there are now numerous “flat fee” MLS service providers in the marketplace as well). The percentage based commission structure was developed decades ago when home prices were very low in comparison to today. With the inflation of real estate prices over time, this system of how property Sellers are charged to access the MLS has not changed, and has become a significant cost in the real estate transaction. This is particularly disadvantageous to those with low equity positions who rely to a large degree on financing their property ownership.

1(b).           New Pricing Model (and Payment Process):  The pricing model for this new process is set up to take full advantage of new technologies to maximize savings in the transaction. Fees charged will be based on time of use, or the amount of activity received on a particular listing, or a combination of both time and activity on the listing, rather than percentage based or flat fee. This creates greater affordability, with the Sellers still having the option to decide whether any commissions/fees would be offered to realtors who bring offers on the property.

2.            Listing Process

2(a.)           Traditional Listing Approach: A realtor meets with a prospective Seller (this could be a seller of a residential home, commercial building/strata space, or commercial office, retail or warehouse space for lease).  The realtor assists the Seller in completing the standard real estate board Multiple Listing Service forms (usually consisting of the following: Multiple Listing Service contract, Data Input Sheets (information on the property), an Agency Disclosure Form/Working With A Realtor form); the completed forms are signed by the Seller and the “Listing Agent”/ Realtor A copy of the MLS Contract is given to the Seller, a copy is sent to the relevant Real Estate Board, and a copy is retained by the Listing Agent Realtor. The real estate board then enters the data from the completed listing forms on to a computer data base. Realtors can then access detailed information on the properties within a “realtor only” web site. The general public can also access only a portion of the information on a separate public real estate web site which publishes only the listing realtor's contact information so as to encourage the members of the public to contact the listing realtor to obtain more specific information on the property, and to make appointments to view the property through the listing agent. The current system is designed to place the realtor at the centre of all real estate transactions, and discourages any direct contact between buyers and sellers, and is inflationary to the cost of the real estate transaction.

2(b.)           New Listing Process:  Real Estate board MLS Listing Forms will be sent via e-mail to Sellers who call an (800) number, or will be downloaded directly from our web site. Sellers will complete the MLS listing forms on their own with assistance available on an as needed basis. Once the listing forms are completed, the Seller signs the forms and faxes them to our office, where the listing forms are reviewed for completeness and accuracy. Follow-up phone calls are made to the Seller regarding any deficiencies prior to sending the listing forms to the real estate board for entry into the MLS database.

3.           Communication Process:

3(a).            Traditional Communication Approach: Currently all communication is generally between Listing Agents and Buyers Agents, with no direct communication between Buyers and Sellers.

3(b).            New Communication Process:  A key part of the new communication process will involve the placement of the Sellers name and contact information at the beginning of the public remarks section of the MLS listing contract. This listing  information will then be entered into the MLS database and posted to the public MLS web site where interested parties can readily see the Sellers contact information, and can contact the Seller directly for additional information.

4.            Offer Process:

4(a)            Traditional Offer Approach: Offers are drafted by Buyers Agents (realtors representing the Buyers in the transaction) and presented to the Listing Agent. The listing Agent then presents the offer to the Seller for consideration. Any counter-offers are drafted by the Listing Agent, then presented to the Buyers Agent, who then presents the counter-offer to the Buyer. This process which maximizes the realtor involvement continues until an accepted offer is obtained. Copies of the accepted offer are distributed to all parties involved (including both Listing Agent and Buyers Agent); The Buyers Agent then usually obtains a deposit from the Buyer (which is then placed in a realtor trust account and held as a stakeholder) and forms part of the purchase price on the completion date for the sale of the property. If subjects are to be removed prior to the accepted offer becoming binding, the Buyers and Sellers then will initiate actions to satisfy any conditions within a specified time frame; if and when all subject conditions are satisfied, the Buyers Agent will in most cases prepare a subject removal form (using a standardized real estate board form) have the relevant parties sign the subject removal form, and distribute copies to all parties.  From here the Buyer and Seller will have their respective lawyers/notaries complete the documents necessary to receive the funds and complete the property transfer.

4(b) New Offer Process:  Once a buyer is found who is interested in placing an offer, Buyers will have several options to prepare the offer. If the buyers are working with a Buyers Agent, the Buyers Agent will prepare the offer. However, if the Buyer is dealing directly with the Seller:

i.    The Buyer will be able to click on a link on the MLS listing page (on the Public MLS web site) containing the property listing. The link will take them to a web site that will put the Buyer in contact with an independent lawyer who will prepare the offer for the Buyer;

ii.  The Buyer will be able to obtain standardized real estate board Contracts of Purchase & Sale by calling a 1(800) line, and the contracts will be sent to the Buyer via e-mail or fax; Buyers will also be able to call the 1 (800) help line for assistance in preparing the offer;

iii.    The Buyer will also be able to click on a link on the MLS listing page (on the Public MLS web site) containing the property listing. The link will take them to a web site that will guide them through the preparation of an offer using standardized real estate board contracts and standard real estate board approved clauses. The completed offer can be printed signed and presented to the Seller in person, or can be printed , signed, and scanned for electronic delivery to the Seller via the internet using e-mail (note: digital signatures will also be used to streamline the process where possible);

iv.    If the particular listing is being sold using an auction method. The Buyer be able to click on a link on the MLS listing page (on the Public MLS web site) containing the property listing. The link will take them to a web site that will allow the Buyers to make bids via an auction process electronically over the internet.  The electronic auction will also include features such as a “Buy it Now Price”, and a “Make your Best Offer” button.

5.           Signage Process:

5(a) Traditional Signage Process: Realtors who list properties currently place their own listing signs on the property with their own contact information (the signs sometimes include the MLS #). The purpose here is to place the realtor in the position of middleman, controlling all contact with potential buyers so that there is no direct contact between buyer and seller. This continues to position the realtor in a control position, and consequently allows the realtor to inflate the value of the service provided.

5(b) New Signage Process: The new signage process encourages direct contact between Buyers and Sellers by having the owner place their own sign on the property with their contact information along with the MLS# on the sign. This will direct calls from prospective Buyers directly to the property owner. Buyers will also be able use the MLS # to look up additional information on the property without engaging a realtor middleman.

Corporate Objectives

•	Complete the pending US and Canadian patent process.

•	Create Corporate web site

o	Use IDX / VOW technology to download entire MLS onto web site for content.
o
Pursue partnerships with FSBO companies to offer their customers Limited Service Listings on MLS as a value added service; and to offer their content on this new web site so that consumers will be able to search both FSBO and MLS listings on the same site.

•	Develop a marketing campaign

o	concentrate initial marketing efforts in the BC market where current real estate licensing, and real estate board membership is already in place;
o	later spread across Canada, and later expand into US markets;

•	Pursue partnerships with developers, who will be able to take advantage of MLS exposure for a nominal fee, and who will create repeat business to foster cash flow

•
To Create Corporate Identity and Brand Recognition - As in any business it is essential to establish brand recognition and brand preference in order to ensure long term profitability.  1st Home Buy and Sell Ltd. is committed to reinvesting a portion of all corporate revenues to an ongoing marketing campaign using traditional sources of media such as billboards, radio, TV and news print in order to create this brand recognition and preference;

•
Affordability - By using the power of the internet combined with effective marketing, 1st Home Buy and Sell Ltd. will strive to be the most cost effective and reliable service for property owners to effectively market their properties (residential or commercial) on the MLS.

Industry Background

Currently, the marketing for residential and commercial real estate in the United States and Canada is controlled by national and regional real estate firms, all of which offer a high degree of service. However, there is no real competition on price offered to the consumer as all of these companies charge the same rates of commission in a given market area. Property owners have no real alternative but to pay such fees in order to gain access to the MLS. Up until now it has been possible for these firms to monopolize the market because the MLS is a closed system, and it is not cost effective for an individual property owner to market his/her own property.

However, with the protection afforded by the Competition Act in Canada, and similar Anti-trust laws in the United States, the doors are open for licensed real estate companies to offer limited service listings at nominal fees to consumers so that they can access the closed MLS system without paying excessive commissions. Through 1st Home Buy & Sell Ltd., property owners can now be empowered with the ability to market their property on MLS in a cost effective manner. Through “Limited Service Listings” 1st Home Buy and Sell Ltd. provides: basic advice to assist the Seller through the sales process, real estate sales data information and reports, and basic administrative services. Sellers can also utilize other professional services such as lawyers and appraisers on a fee for service basis to assist them in the process as needed.

The Canadian Real Estate Association (CREA) and its American counterpart, the National Association of Realtors (NAR), have been actively building a presence on the internet for the past several years in an effort to preserve their dominance of the industry, and discourage attempts by others to by-pass the traditional middleman role of the real estate agent. Over the next 5 to 10 years their efforts will only be partially successful as market forces will eventually prevail driving them to restructure (likely to rebate/discounting or fee for service) as more and more property owners turn to well organized and cost effective licensed discount real estate firms, and FSBO marketing services.

There are also several trends to consider which indicate that these types of statistics will only increase in the future:

o	The continual growth of internet users

o
(Note: that in 1999 when www.MLS.ca was first launched, the web site recorded  approximately 200,000 page views per day, in 2003 the site recorded more than  4,000,000 page views per day and is steadily rising);

o	According to the National Real Estate Board only 28% of home buyers used the internet to start their search for real estate in the year 2000. That number has skyrocketed to over 78% in 2005;

o	Today’s consumers are more knowledgeable, educated and informed than ever before;

o	Internet use is heavy and prevalent among younger generations.

The real estate market is changing in North America, mainly as a result of the internet.  In the past, property owners were limited to marketing their property through the MLS system controlled by Realtors, or advertising their property themselves using traditional advertising mediums which were costly and ineffective.  As a result of the World Wide Web, a number of new concepts have developed.  The For Sale by Owner (FSBO) and the Discount Realtor (many offering Flat Fee MLS services) both have emerged as alternatives to the full commission structured Realtor.

Competition

We face intense competition from a well established and used system in the MLS which places us at a competitive disadvantage since they are more established. Many of these Realtors have been working the referral business among themselves for years and will be reluctant to change the procedure of doing business. Many of these competitors will have greater customer bases, operating histories, financial, technical, personnel and other resources than we do at this time. There can be no assurances we will be able to break into this industry offering a new type of listing service.

In British Columbia, the predominant discount MLS services are:

•	erealty.ca
o	erealty charges an initial listing fee of $250 and .5% commission upon sale. At an average home sale price in the lower mainland of $450,000, total fees would add up to $2,500 (plus GST);

•	1% Realty
o
1% X Selling price (Minimum Fee is $5000), plus disbursements (i.e. advertising – approx. $50 per week X 12 weeks= $600), plus MLS Fees charged by the local Real Estate Board, plus catalogue fees, plus a one time $300 administration fee (Note: the listing fee is split 50/50 with the Buyers Agent;

•	Canada Best Buy Realty
o	Charge $695 upfront for an MLS Flat Fee Listing
o	Catch is that customers have to use Canada Best Buy as their Buyers Agent when they purchase their home.

1st Home Buy and Sell will position itself to be the price leader in discount MLS service offering “Limited Service Listings” on MLS for a weekly fee. Listings will include: up to 9 photos, a detailed listing of the home, telephone and e-mail support to assist the Seller through the selling process, sales data reports, administration for any changes required to the listing, Contracts of Purchase & Sale, Property Condition Disclosure Statements, access to a national service partner directory (lawyers, appraisers, home inspectors, mortgage services etc).

Intellectual Property

We regard our intellectual property as critical to our success, and we intend to rely on patent, trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, independent contractors, partners and others to protect our intellectual property rights.

Patent  applications  for the  protection of our  technology  for a new approach to MLS listings have been filed with the United  States Patent and Trademark Office and with the Canadian Intellectual Property Office.

We cannot assure you that the steps we have taken to protect our proprietary rights  will  be  adequate  or  that  third   parties   will  not   infringe  or misappropriate  our  patents,  copyrights,  trademarks  and similar  proprietary rights.  In addition,  we cannot  assure you that other  parties will not assert claims of  infringement  of intellectual  property or alter  proprietary  rights against us.

Description of Property

Our executive office is located at 14199 – 32A Avenue in Surrey, B.C., Canada, V4P 3P4, which is also the residence of our Chief Operating Officer. We utilize approximately 750 square feet of space, and we have no lease. We believe that this existing space is adequate for our current needs. Should we require additional space, we believe that such space can be secured on commercially reasonable terms.

Estimated Market Size & Potential Revenue

There were approximately 800,000 listings on the Multiple Listing Service (MLS) in Canada in 2005. (Source - Canadian Real Estate Association).  The National Association of Realtors in the U.S. reported that there were just over 7 million home sales in 2005.

Our long term goal for Canada is to achieve a market share of 5% of all homes listed for sale. This would account for approximately 40,000 listings.  With respect to the United States, our goal is to allow for expansion into selected markets within the US where potential is much greater for revenue growth. There are approximately 7 million homes being sold in the US each year. At a future market share of just 3% of the US market would equate to 210,000 listings, generating additional revenues.

Marketing Strategy

Phase 1

•	Pursue marketing efforts in the British Columbia market to create market awareness, develop initial market share, proof of concept, and develop cash flow;

•
Attract the average homeowner wishing to sell their homes with promotional offers and incentives. The company will concentrate marketing activities beginning initially in Vancouver then expand into two to three selected major Canadian market areas. Marketing activities will be expanded on a region-by-region basis until all major Canadian markets are serviced;

•	Pursue relationships/partnerships with FSBO companies that can offer 1st Home Buy & Sell Ltd. MLS access as a value added service;

•
Pursue high profile local developers offering early adopters discounts in exchange for listings on the site. This will not only provide the early content for the site, but it will create credibility with consumers;

•	Since our patent process is underway, pursue discussions with online auction sites for development of the online bidding / offer process for MLS;

•	Target homebuilder associations (i.e. The Greater Vancouver Home Builder Association) and developer based organizations such as the Urban development Institute with pre-opening specials;

•	Create early market awareness by using free publicity. i.e. radio talk shows, community television, and newspaper columnists;

•
To use traditional media such as radio, print advertising, television and billboard advertising.  Create market awareness in a media blitz in an attempt to capture market share and reach an early subscriber base in each market area.

Phase 2

•
Once established in the major market areas in Canada, 1st Home Buy & Sell Ltd. will seek to expand into the US market areas concentrating initially in larger urban centers in the Northwest, such as Seattle, Tacoma, Portland, etc.;

•
Pursue development of the commercial listings market (i.e. office space for lease, retail space for lease, warehouse space, etc.). These types of listings offer the potential for increased cash flow as they will typically list for longer periods of time, and offer the potential to become repeat customers.

The real estate industry will be going through some dramatic changes over the next several years as the new economy reshapes the old. 1st Home Buy & Sell Ltd. will be part of the technological revolution that is reshaping our economy and is positioning itself to capitalize on the changes that are beginning to take place in the real estate industry. By raising the necessary capital as outlined in this business plan 1st Home Buy & Sell Ltd. will be able to: complete the pending patent applications, with the creation of a comprehensive web site for residential and commercial real estate offering Limited Service Listings on MLS, the forming of strategic partnerships, implement a step by step marketing plan to create a national corporate identity and brand recognition, and ultimately take the company public creating excellent shareholder value, liquidity and cash flow.

Government Regulation

We are not currently subject to direct federal, state, provincial, or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

International

We may become subject to the laws and regulations of other countries, including with respect to transportation, privacy and consumer and online regulation. These may impose additional costs or other obligations on us.

Future Regulation

Federal, state, provincial or other governmental agencies may adopt new laws, regulations and policies regarding a variety of matters that could affect our business or operations. We cannot predict what other matters such agencies might consider in the future, or what the impact of such regulations might be on our business.

Employees

As of December 31, 2007, we employed one (1) person on a full-time basis and one (1) person on a part time basis.

Subsequent to year end, and as of March 31, 2008, we employed one (1) person on a full time basis and one (1) person on a part time basis.

Because of the nature of our business, we do not expect to hire any new employees in the foreseeable future, but anticipate that we will be conducting most of our business through agreements with consultants and third parties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

PLAN OF OPERATIONS:

Our plan of operations for the next twelve months is to proceed with the implementation of our business plan.  We will strive to launch all aspects of our operations.  Primarily, we will focus on generating revenue from our website.  Continuing operations will always focus on ways to increase our marketing sales force. We may require up to $300,000 in additional financing to expand our operations as outlined in the table below, subject to our cash on hand and actual revenues.

Goal	Expected Manner of Occurrence or Method of Achievement	Date When Step Should be Accomplished	Cost of Completion
Complete patent applications in the United States and Canada	Complete patent search with assistance of intellectual property lawyer in patent process	6 – 24 months	$80,000
Create corporate website	Complete design and technology of our corporate web-site	6 – 9 months	$30,000
Launch Marketing Phase	Implementation of marketing plan	6 – 12 months	$75,000
Create partnerships with developers	Incentives that will be offered as part of our marketing campaign	9 - 24 months	$60,000
Create corporate identity and brand recognition	Traditional sources of advertising	12 - 24 months	$55,000

Our total expenditures over the next twelve months are anticipated to be approximately $200,000 including the remaining estimated costs of this offering. Our cash on hand as of December 31, 2007 is $2,113. We do not have sufficient cash to fund our operations for the next twelve months.

All steps will be undertaken contemporaneously.

Limited operating history; need for additional capital

We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in dilution to shareholders.

Cash Requirements

Our cash on hand as of December 31, 2007 is $2,113. We have sufficient cash on hand to pay the costs of some of our goals as outlined above as projected to twelve (12) months or less and to fund our operations for that same period of time. However, we will require additional financing in order to proceed with some or all of our goals as projected at more than twelve (12) months. We presently do not have any arrangements for additional financing, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with any of our goals projected at more than twelve (12) months.

Any additional growth of the Company may require additional cash infusions. We may face expenses or other circumstances such that we will have additional financing requirements. In such event, the amount of additional capital we may need to raise will depend on a number of factors. These factors primarily include the extent to which we can achieve revenue growth, the profitability of such revenues, operating expenses, research and development expenses, and capital expenditures. Given the number of programs that we have ongoing and not complete, it is not possible to predict the extent or cost of these additional financing requirements.

Notwithstanding the numerous factors that our cash requirements depend on, and the uncertainties associated with each of the major revenue opportunities that we have, we believe that our plan of operation can build long-term value if we are able to demonstrate clear progress toward our objectives.

Progress in the development of our business plan will likely lend credibility to our plan to maintain profitability. We anticipate that we will hire several members to our sales, marketing, research and development, regulatory and administrative staff during the course of 2008 in order to fully implement our plans for growth.

The failure to secure any necessary outside funding would have an adverse affect on our development and results therefrom and a corresponding negative impact on shareholder liquidity.

Future Financings

Our plan of operation calls for significant expenses in connection with the implementation of our business plan over the course of the next 24 months. For the next twelve months, management anticipates that the minimum cash requirements to fund our proposed goals and our continued operations will be at least $200,000. As such, we do not have sufficient funds on hand to meet our planned expenditures over the next 24 months. Therefore, we may require and may need to seek additional financing to meet our planned expenditures.

Obtaining additional financing would be subject to a number of factors, including development of our business plan and interest in our company. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 (UNAUDITED) COMPARED TO THE THREE MONTHS ENDED DECEMBER 31, 2006 (UNAUDITED).

REVENUE

Our net revenue amounted to CDN$13,425 for the three months ended December 31, 2007 compared to CDN $12,007 for the three months ended December 31, 2006.  The increase in revenue for the three months ended December 31, 2007 compared to the three months ended December 31, 2006 is a result of our ongoing efforts to increase sales through advertising and word-of-mouth.

Fluctuations in our revenues are primarily the result of the nature of the business model we operate. The Company can neither predict or assess, nor prevent fluctuations.  We attempt to offer services at competitive prices.  Because of the unpredictable nature of fluctuations, we do not attribute fluctuations to any particular item or event. Our business model is designed to respond to fluctuation with immediate change.  We do not account for or analyze the fluctuations as we do not believe it to be a prudent use of resources, given our business model.

OPERATING EXPENSES

Our total operating expenses for the three months ended December 31, 2007 were CDN$27,441 compared to CDN$55,866 for the same period in the prior year.  Expenses consisted primarily of general operating expenses including professional fees. The decrease is our operating expenses overall is mostly attributable to a reduction in the payment of management fees pending a successful listing on the OTCBB.

NET LOSS

As a result of the foregoing, we had a net loss of CDN$14,016 for the three months ended December 31, 2007 compared to a net loss of $43,861 for the same period in the prior year.  Our net loss for the period ended December 31, 2007 is attributed to accounting and legal expenses associated with our filings with the SEC and the NASD.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2007, our cash balance was CDN$2,113. This represents a decrease in our financial position since December 31, 2006 when we reported cash of CDN$14,563.

As of December 31, 2007, a related party had loaned the Company CDN$153,176. This loan is payable on demand, unsecured and does not accrue interest.

Cash flows from operating activities in 2007 through December 31 were negative CDN$17,725 compared with negative $79,192 in 2006 for the comparable period.  This improvement was a direct result of the reduction of expenses compared to the comparable period in the prior year.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 (UNAUDITED) COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED).

REVENUE

Our net revenue amounted to $8,832 for the three months ended September 30, 2007 compared to $12,128 for the three months ended September 30, 2006.  Our decrease in revenue for the three months ended September 30, 2007 compared to the three months ended September 30, 2006 is a direct result of the acquisition of PCDC and our attempts on become a fully reporting public company, and no other factor(s) contributed to the increased revenue.

Fluctuations in our revenues are primarily the result of the nature of the business model we operate. The Company can neither predict or assess, nor prevent fluctuations.  We attempt to offer services at competitive prices.  Because of the unpredictable nature of fluctuations, we do not attribute fluctuations to any particular item or event. Our business model is designed to respond to fluctuation with immediate change.  We do not account for or analyze the fluctuations as we do not believe it to be a prudent use of resources, given our business model.

OPERATING EXPENSES

Our total operating expenses for the three months ended September 30, 2007 were $39,528 compared to $40,910 for the same period in the prior year.  Expenses consisted primarily of general operating expenses and professional fees. Our operating expenses are mostly attributable to our accounting and legal expenses associated with our SEC filing and attempt to become listed on the OTCBB.

NET LOSS

Primarily as a result of the foregoing, we had a net loss of $30,696 for the three months ended September 30, 2007 compared to a net loss of $28,781 for the same period in the prior year.  Our net loss for the period ended September 30, 2007 is attributed to accounting and legal expenses associated with our SEC filing.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2007, our cash balance was $5,250. This represents a decrease in our financial position since September 30, 2006 when we reported cash of $70,708.

As of September 30, 2007, a related party had loaned the Company USD$91,000. This loan is payable on demand, unsecured and does not accrue interest.

Developments in July 2006, specifically our agreement with PCDC, directly resulted in increased revenues and increased cash on hand.

Cash flows from operating activities in 2007 through September 30 were negative $4,239 compared with negative $26,309 in 2006 for the comparable period.

RESULTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2007 COMPARED TO THE YEAR ENDED JUNE 30, 2006.

REVENUE

Our net revenue amounted to $38,725 for the year ended June 30, 2007 compared to $21,801 for the year ended June 30, 2006.

Fluctuations in our revenues are primarily the result of the nature of the business model we operate. The Company can neither predict or assess, nor prevent fluctuations.  We attempt to offer services at competitive prices.  Because of the unpredictable nature of fluctuations, we do not attribute fluctuations to any particular item or event. Our business model is designed to respond to fluctuation with immediate change.  We do not account for or analyze the fluctuations as we do not believe it to be a prudent use of resources, given our business model.

OPERATING EXPENSES

Our total operating expenses for the year ended June 30, 2007 were $179,588 compared to $21,801 in the prior year.  Expenses consisted primarily of general operating expenses and professional fees. The increase in operating expenses is mostly attributable to our accounting and legal expenses associated with our SEC filing and attempt to become listed on the OTCBB.

Advertising costs were $30,450 for the year ended June 30, 2007 and $3,031 for the year ended June 30, 2006. This was primarily due to increase in spending on outside marketing contractors, including production of brochures and design. As the Company expands its operations in new geographic markets, the Company expects that such expenses will increase.

NET LOSS

Primarily as a result of the foregoing, we had a net loss of $140,683 for the year ended June 30, 2007 compared to net income of NIL for the prior year.  Our net loss for the period ended June 30, 2007 is primarily attributed to accounting and legal expenses associated with our SEC filing.

We anticipate rapid growth from our online products and services now that our website is fully operational. However it is management’s belief that the long term growth potential of the Company is much higher from the volume of sales on the internet. This, in turn, will allow us to further reduce overhead costs and reinvest money into the full implementation of our business plan.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2007, our cash balance was $9,502 compared to $3,168 for the year ended June 30, 2006.

As of June 30, 2007, a related party had loaned the Company USD$91,000. This loan is payable on demand, unsecured and does not accrue interest.

Developments in July 2006, specifically our agreement with PCDC, directly resulted in increased revenues and increased cash on hand.

Management believes that the Company will continue to generate sufficient cash from its operating activities for the foreseeable future, supplemented by an anticipated infusion of capital, to fund its working capital needs, strengthen its balance sheet and support its growth strategy of expanding its geographic distribution and product offerings.

Operating Activities

The Company has more current liabilities than current assets. Working capital (the difference between the Company’s current assets and current liabilities) was ($44,556) at June 30, 2007. Our net income for the year, as adjusted for amortization and future income taxes, was ($140,863) for the fiscal year ended June 30, 2007.

Financing Activities

During the year ended June 30, 2007, we had no net cash provided from the issuance of common stock through financing activities, except for the sale of stock to our Chief Executive Officer as set forth herein.

Off-Balance Sheet Arrangements

The Company has no material transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

Market Risk

In the normal course of business, the Company is exposed to foreign currency exchange rate and interest rate risks that could impact its results of operations.

The Company plans to sell its services via the internet, and a substantial portion of its net sales, cost of sales and operating expenses could be denominated in foreign currencies. This exposes the Company to risks associated with changes in foreign currency exchange rates that can adversely impact revenues, net income and cash flow.

Cancellation Policy

The cost of an initial service is non-refundable and includes a listing period of four (4) weeks.  100% of the initial listing price is forfeited by customers wishing to cancel within the first four (4) weeks of an initial listing.  No refunds are given to customers for unused or partially used components.  After the initial listing period, all listing are on a week to week renewal, again with no refunds for unused or partially used components.  There were no customer cancellations in 2007 or 2006.

Critical Accounting Policies and Estimates

Management has identified the following policies and estimates as critical to the Company’s business operations and the understanding of the Company’s results of operations. Note that the preparation of this Form SB-1 requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the Company’s financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates, and the differences could be material.

Revenue Recognition

SAB No. 104 requires that four basic criteria be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured. Should changes in conditions cause management to determine that these criteria are not met for certain future transactions, revenue recognized for a reporting period could be adversely affected.

Goodwill

The Company has not attributed any value to goodwill.

 Accounting for Income Taxes

The Company accounts for income taxes under the asset and liability method.  Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

SEC Filing Plan

On November 27, 2007, we filed our Form 8-A 12G thereby registering our common stock, and effectively becoming a fully reporting issuer. This means that we will file disclosure documents as required with the US Securities and Exchange Commission.

Recently Issued Accounting Pronouncement

SFAS No. 151, Inventory Costs, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions, is effective for fiscal years beginning after June 15, 2005. This statement amends SFAS No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in American Institute of Certified Public Accountants Statement of Position 04-2, Accounting for Real Estate Time-Sharing Transactions. The adoption of SFAS No. 152 is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 123(R), Share-Based Payment, replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first annual period that begins after December 15, 2005. The adoption of SFAS No. 123(R) is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's consolidated financial statements.

The EITF reached consensus on Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Investments, which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, this statement does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue no. 05-08, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature. EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-08 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue 05-02, The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.' EITF 05-02 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of EITF 05-02 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-07, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues. EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-07 is expected to have no impact on the Company's consolidated financial statements.

Reporting Currency

All of the Company’s transactions are denominated in Canadian currency so the Company has adopted the Canadian dollar as its functional and reporting currency.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in “General and Administrative Expenses” in the statement of operations, which amounts were not material for 2007 or 2006.

The Department of Corporation Finance in its advisory letter titled International Financial Reporting and Disclosure Issues, dated May 1, 2001 has stated, “Regulation S-X presumes that a US-incorporated registrant will present its financial statements in US dollars. In rare instances, the staff has not objected to the use of a different reporting currency. Those instances have been limited to situations where the US-incorporated registrant had little or no assets and operations in the US, substantially all the operations were conducted in a single functional currency other than the US dollar, and the reporting currency selected was the same as the functional currency. In these circumstances, reporting in the foreign currency would produce little or no foreign currency translation effects under FASB Statement No. 52.”

First, the Company has its only facilities located Canada, and therefore has no assets or operations in the US. Second, all operations of the Company are conducted only in Canadian currency.  Third, the reporting currency is in Canadian dollars which is the same currency that all operations were conducted in.  Therefore, reporting in Canadian dollars would produce little or no foreign currency translation effects under FASB Statement No. 52.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) No shares of the Company’s common stock have previously been registered with the Securities and Exchange Commission (the “SEC”) or any state securities agency or authority.  The Company intends to make application to the NASD for the Company’s shares to be quoted on the OTCBB.  The application to the NASD will be made during the Commission comment period for this Form SB-1 or immediately thereafter.  The Company’s application to the NASD will consist of current corporate information, financial statements and other documents as required by Rule 15c211 of the Securities Exchange Act of 1934, as amended.  Inclusion on the OTCBB permits price quotation for the Company’s shares to be published by such service.

The Company is not aware of any existing trading market for its common stock.  The Company’s common stock has never traded in a public market.  There are no plans, proposals, arrangements or understandings with any person(s) with regard to the development of a trading market in any of the Company’s securities.

If and when the Company’s common stock is traded in the OTCBB, most likely the shares will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock” rule.  Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC.  If the Company’s shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities.  Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company’s common stock and may affect the ability of shareholders to sell their shares.

(b) Holders. At June 30, 2007, there were two record holders of 5,000,000 shares of the Company’s Common Stock.

(c) Dividends. The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant’s business.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Dividends

There are no  restrictions  in our  articles  of  incorporation  or bylaws  that prevent us from declaring  dividends.  The Nevada Revised Statutes,  however, do prohibit  us  from  declaring  dividends  where,  after  giving  effect  to  the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total  assets would be less than the sum of our total  liabilities  plus the amount  that would be needed to satisfy the rights of  shareholders  who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.
The name, address, age and position of our present officers and directors are set forth below:

NAME & ADDRESSES	AGE	POSITIONS	DATE FIRST HELD

Daniel L. Baxter Business Address: 14199 – 32A Avenue Surrey, B.C. V4P 3P4 Residential Address: 1960 – 143rd Street Surrey, B.C. V4A 7Z2	45	Chief Executive Officer, President & Director	August 10, 2006
Samuel J. Alderson Business Address: 5521 192 Street Surrey, B.C. V2Y 1N5 Residential Address: 12809 – 25 Avenue Surrey, B.C. V4P 9W7	43	Chief Financial Officer, Secretary & Director	August 10, 2006
Steve Neil Business Address: 15612 – 37A Avenue Surrey, B.C. V3S 0H7 Residential Address: 15612 – 37A Avenue Surrey, B.C. V3S 0H7	48	Chief Operating Officer	August 10, 2006

The persons named above has held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

DANIEL L. BAXTER

Daniel Baxter, age 45, is a Professional Engineer registered in the Province of British Columbia. Since 1993, Mr. Baxter has been providing management consulting services to a number of local businesses, primarily in the area of corporate finance, through his company, Mardan Consulting Inc.

Until recently, he had served for 7 years as the Vice President Operations for Vancouver Fire & Security, the largest, privately held fire safety and security business in British Columbia. In that role his primary duties included system design, installation project management, recurring revenue services, and IT development.

SAMUEL J. ALDERSON

Samuel J. Alderson, age 43, spent a few years working in international communications and marketing.  Among his notable endeavors, a several year stint with World Connect Communications, a resale and retail telecom company, where he rose to the position of Senior Vice President.  He also developed national sales and marketing packages, and implemented training programs throughout the United States.  Until recently, he served for 6 years as head of sales for the largest fire and security company in British Company.

STEVE M. NEIL

Steve Neil, age 48, has 20 years of real estate and development and management experience spanning both private and public sector projects.  Mr. Neil’s experience includes:  municipal projects, commercial projects, high and low-rise residential apartments, town homes, single family homes, and seniors housing. Mr. Neil’s track record has made him well versed in all areas of the real estate business from preparation of feasibility studies, obtaining project financing, coordination of consultants, liaison with municipal officials and planners, overseeing project managers, budgets and project schedules as well as real estate project marketing activities including:  marketing budgets, staffing and  advertising campaigns. As a single family home builder Mr. Neil has also developed more than 18 million dollars worth of high end single family homes. As part of the Senior Management Team with BC Buildings Corporation, Mr. Neil was responsible for a business unit with gross annual revenues in excess of 30 million dollars, and was responsible for senior customer relationship management, negotiating service contracts, and management of service delivery teams. Passionate about real estate, Mr. Neil has a proven track record, and a demonstrated ability to build relationships that foster ongoing business, develop new business opportunities creating revenue growth, and create a high level of trust and satisfaction with both customers and staff. Mr. Neil is an honors graduate from the British Columbia Institute of Technology’s Marketing and Real Estate program where he served as the Business Chairperson.  After graduating from B.C.I.T. Mr. Neil obtained his Agent Nominee license through the University of British Columbia’s Urban Land Economics Program and is currently a licensed member of the Fraser Valley Real Estate Board, the BC Real Estate Association, and the Canadian Real Estate Association.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our officers and directors will devote time to projects that do not involve us.

Significant Employees

As of June 30, 2007, we employed one person on a full-time basis and one person on a part time basis.

Subsequent to year end, and as of March 31, 2008, we employed one (1) person on a full time basis and one (1) person on a part time basis.

Because of the nature of our business, we do not expect to hire any new employees in the foreseeable future, but anticipate that we will be conducting most of our business through agreements with consultants and third parties.

Family Relationships

There are no family relationships by and among any of our officers or directors except for our CEO being the brother in law of our CFO.

Involvement in Certain Legal Proceedings

During the past five years, none of our directors or officers have been:

•	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;
•	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

Directors serve without compensation and there are no standard or other arrangements for their compensation.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any Director or executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

There are no agreements or understandings for any Director or executive officer to resign at the request of another person. None of our Directors or executive officers acts or will act on behalf of or at the direction of any other person.

Compensation of Officers

Officers serve without compensation and there are no standard or other arrangements for their compensation.

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Daniel L. Baxter, Director and Chief Executive Officer	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Samuel J. Alderson, Director and Chief Financial Officer	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Steve Neil, Chief Operating Officer	2007 2006	64,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Employment Agreements

Currently, we do not have any written employment agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth the amount and nature of beneficial ownership of any class of the Company’s voting securities of any person known to the Company to be the beneficial owner of more than five percent, as of the close of business on June 30, 2007 (the “Record Date”).

(1)	(2)	(3)	(4)
Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class Before Offering/After Offering

Common Stock	Mardan Consulting	5,000,000 - Direct (a)	100% / 40%

(a)	Daniel L. Baxter indirectly controls these shares of Common Stock held by Mardan Consulting Inc. by virtue of his beneficial ownership of Mardan Consulting Inc.
(b)	All shares indicated in the above table are restricted securities as defined in the Securities Act of 1933.

No other person is the beneficial owner of more than five percent of any class of the Company’s voting securities.

Security Ownership of Management

The following table sets forth the amount and nature of beneficial ownership of any class of the Company’s voting securities of all of the Company’s directors and nominees and “named executive officers” as such term is defined in Item 402(a)(2) of SEC Regulation S-B, as of the close of business on June 30, 2007 (the “Record Date”).

Title of Class	Name and Address of Beneficial Owner (1)	Amount & Nature of Beneficial Ownership	Percent of Class Before Offering/After Offering (2)

Common Stock	Daniel L. Baxter	5,000,000 - Indirect (3)	100% / 40%

(1)	The address of each beneficial owner is c/o the Company at 14199 – 32A Avenue in Surrey, BC V4P 3P4.
(2)           This table is based on 5,000,000 issued and outstanding shares.
(3)	Dan Baxter indirectly controls these shares of Common Stock held by Mardan Consulting Inc. by virtue of his beneficial ownership of Mardan Consulting Inc.
(4)	As of the date of this prospectus, we have no other shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of the date of this prospectus, other than the transaction described below, there are no, and have not been, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

• our Directors or Executive Officers;
• any nominee for election as a Director;
• any principal security holder identified in the preceding “Security Ownership of Management and Certain Security Holders” section; or
• any relative or spouse, or relative of such spouse, of the above referenced persons.

We sold 5,000,000 shares of our common stock to our Chief Executive Officer, Daniel L. Baxter, at par value.  The shares were sold pursuant to the exemption for non-public offerings under Section 4(2) of the Securities Act.

DESCRIPTION OF SECURITIES

The Company is authorized to issue one hundred million (100,000,000) shares of shares of Common Stock, par value $.001 per share (the “Common Stock”) and ten million (10,000,000) shares of Preferred Stock, par value  $.001 per share (the “Preferred Stock”).

Common Stock

As of March 31, 2008, one hundred million (100,000,000) shares of Common Stock, par value $.001 per share, are authorized, of which 5,000,000 shares are issued and outstanding.

All shares of 1st Home Buy & Sell Ltd. Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to:

(i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

(ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and

(iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no preemptive rights to acquire additional shares of Common Stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

As of March 31, 2008, ten million (10,000,000) shares of Preferred Stock, par value $.001 per share, are authorized and no shares are issued and outstanding.

Other Securities

As of the date hereof, no warrants, options, or debt securities have been issued. No holder of any class of stock has any preemptive right to subscribe for or purchase any kind or class of our securities.

Articles of Incorporation and By-Laws

Provisions of our articles of incorporation and bylaws described below, to be determined, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers which certain stockholders may deem to be in their particular best interests. These provisions also could have the effect of discouraging open market purchases of our Common Stock because they may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

Director Vacancies and Removal

Our bylaws provide that vacancies on our board of directors may be filled for the unexpired portion of the term of the director whose place is vacant by the affirmative vote of a majority of the remaining directors. Our bylaws may provide that directors may be removed from office with or without cause by a majority vote of shareholders entitled to vote at an election of directors.

Actions by Written Consent

Our bylaws provide that any action required or permitted to be taken by our stockholders or Directors at an annual or special meeting of stockholders or directors may be effected without a meeting if, before or after the action taken, a written consent setting forth the action taken is signed by a quorum of stockholders or a quorum of directors, as the case may be. Such consent may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Special Meetings of Stockholders

Our articles of incorporation and bylaws provide that a special meeting of stockholders may be called at any time by our President, board of directors, or a majority thereof. Our bylaws may provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

Advance Notice of Director Nominations and Stockholder Proposals

Our bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders.

Amendment of the Certificate of Incorporation

As required by Nevada law, certain amendments to our certificate of incorporation must be approved by a majority of the outstanding shares entitled to vote with respect to such amendment.

Amendment of Bylaws

Our articles of incorporation and bylaws provide that our bylaws may be amended or repealed by our board of directors or by the stockholders.

Transfer Agent And Registrar

Our independent stock transfer agent is Wall Street Transfer Agents, located in Vancouver, British Columbia, Canada. Their mailing address and telephone number is: 525 - 999 W. Hastings, Vancouver, BC V6C 2W2; (604)-662-4540.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation is to eliminate the rights of the Company and its shareholders (through shareholders’ derivative suits on behalf of 1st Home Buy and Sell) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  The Company believes that the indemnification provisions in its Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders was passed upon by the SteadyLaw Group, LLP.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 10, 2006, the Registrant’s Board of Directors approved the engagement of Turco Ross, Chartered Accountants (“TR”) as the Registrant’s independent public accounting firm to audit the Registrant’s financial statements for the years ended June 30, 2006 and June 30, 2005.

The report issued by TR in connection with the audit for the years ended June 30, 2006 and June 30, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to audit scope or accounting principles.

In connection with the audit of the Registrant’s financial statements for the years ended June 30, 2006 and June 30, 2005, there were no disagreements with TR on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of TR, would have caused TR to make reference to the matter in their report.

On March 1, 2007, with the prior unanimous written consent of the Board of Directors on February 28, 2007, the firm of Turco Ross, Chartered Accountants was dismissed as the independent public accounting firm for the Company, effective immediately.

On March 1, 2007, the Registrant’s Board of Directors approved the engagement of Moore & Associates, Chartered Accountants (“Moore”) as the Registrant’s independent registered public accounting firm.

The report of TR on the financial statements of the Company for the fiscal years ended June 30, 2006 and June 30, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. TR’s reports dated January 22, 2007, on the financial statements of the Company, expressed an unqualified opinion.

During the Company’s fiscal year ended June 30, 2006, and through March 1, 2007, the Company did not have any disagreement with TR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of TR, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

During the Company’s fiscal year ended June 30, 2006 and through March 1, 2007, no “reportable events” as defined in Item 304(a)(1)(iv)(B) of Regulation S-B have occurred.

TR has indicated to the Company that it concurs with the foregoing statements as they relate to TR and has furnished a letter to the Securities and Exchange Commission to this effect. A copy of this letter is attached as Exhibit 16.1.

During the Company’s fiscal year ended June 30, 2006 and through March 1, 2007, neither the Company nor anyone acting on its behalf consulted with Moore regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Our financial statements as of and for the years ended June 30, 2006 and June 30, 2005 filed with this prospectus and registration statement have been audited by Turco Ross, Chartered Accountants, as set forth in their report accompanying the financial statements. The financial statements referred to above are included herein in reliance upon such reports given upon the authority of the firm as experts in accounting and auditing.

Available Information

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form SB-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV.

REPORTS TO SHAREHOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

PART I.

Item 1.  FINANCIAL STATEMENTS

1st HOME BUY AND SELL LTD.

BALANCE SHEET (CONSOLIDATED)

December 31, 2007
(In Canadian Dollars)
UNAUDITED

ASSETS
Current Asset
Cash	$2,113
Equipment, net of accumulated depreciation	3,191
Patents, net of accumulated amortization	3,925
$9,229
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	11,511
Shareholders' loans	18,810
Demand loans payable to related parties	153,176
Total current liabilities	183,498
Minority Interest	0
Stockholders' Equity (Deficit)
Preferred stock, USD $.001 par value; 10,000,000
shares authorized; no shares issued or outstanding	-
Common stock, USD $.001 par value; 100,000,000 shares authorized;
Issued: 5,300,000 shares	5,877
Additional paid-in capital	14,700
Retained earnings (deficit)	(194,845)
Total stockholders' equity (deficit)	(174,268)
$9,229

1st HOME BUY AND SELL LTD.

STATEMENTS OF OPERATIONS (CONSOLIDATED)

For the Three and Six Months Ended December 31, 2007 and 2006
(In Canadian Dollars)

UNAUDITED
	Three Months Ended Dec 31		Six Months Ended Dec 31
	2007	2006	2007	2006
Revenue	$13,425	$12,007	22,257	$24,135
Expenses
General and administrative	27,243	55,521	66,386	95,708
Interest	198	345	584	1,069
	27,441	55,866	66,970	96,777
	$(14,016)	$(43,861)	(44,712)	$(72,642)
Net income (loss) per common share (basic and
fully diluted)	$(0.00)	$(0.01)	$(0.02)	$(0.01)
Weighted average number of common
shares outstanding	5,300,000	5,000,000	5,250,000	3,888,889

1st HOME BUY AND SELL LTD.

STATEMENTS OF STOCKHOLDERS' EQUITY (CONSOLIDATED)

For the Period Ended December 31, 2007
(In Canadian Dollars)

UNAUDITED
			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balances, August 10, 2006 (Inception)	0	$0	$0	$0	$0
Stock subscription	5,000,000	$5,577			5,577
Recapitalization of Pacific Coast Development Corp.				(9,270)	(9,270)
Net profit (loss) for the period				(140,864)	(140,864)
Balances, June 30, 2007	5,000,000	$5,577	$0	$(150,134)	$(144,557)
Stock issued for services	300,000	300	14,700		15,000
Net profit (loss) for the period				(30,695)	(30,695)
Balances, September 30, 2007	5,300,000	$5,877	$14,700	$(180,829)	$(160,252)
Net profit (loss) for the period				(14,016)	(14,016)
Balances, December 31, 2007	5,300,000	$5,877	$14,700	$(194,845)	$(174,268)

1st HOME BUY AND SELL LTD.

STATEMENTS OF CASH FLOWS (CONSOLIDATED)

For the Six Months Ended December 31, 2007 and 2006
 (In Canadian Dollars)

UNAUDITED
	2007	2006
Cash Flows from Operating Activities
Net income (loss)	$(44,712)	$(72,642)
Adjustments to reconcile net income (loss) to net
cash flows from operating activities
Depreciation and amortization	695	525
Shares issued for services	15,000	-
Changes in operating assets and liabilities
Accounts Receivable	-	(462)
Prepaid Expenses	-	(6,335)
Accounts payable and accrued expenses	11,292	(277)
	(17,725)	(79,192)
Cash Flows from Investing Activity
Purchases of Equipment	-	(2,567)
Patents	-	(5,939)
Net cash flows from investing activities	-	(8,506)
Cash Flows from Financing Activities
Proceeds from shareholders' loans	11,688	6,442
Payments on shareholders' loans	(1,353)	(16,038)
Proceeds from demand loans from related party	-	103,112
Proceeds from stock subscription	-	5,577
Net cash flows from financing activities	10,335	99,093
Change in cash	(7,389)	11,395
Cash, beginning of the period	9,502	3,168
Cash, end of the period	$2,113	$14,563
Cash paid for interest expense	$584	$1,069
Cash paid for income taxes	$-	$-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian Dollars)
December 31, 2007

Note 1 - The Company and Significant Accounting Policies

The Company

1st Home Buy and Sell Ltd. (the "Company") was incorporated under the laws of the state of Nevada.  The Company, through its subsidiary Pacific Coast Development Corp. ("PCD"), operates a discount real-estate agency in Surrey, British Columbia, offering a do-it-yourself style of home buying and selling through the Canadian Multiple Listing Service (MLS®).

Effective July 1, 2006, the Company acquired a 70% interest in Pacific Coast Development Corp. ("PCD"), a British Columbia corporation, for the purpose of advancing the business plan of PCD. This acquisition is described in more detail in Note 6.

Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, with the instructions to Form 10-QSB, and with Regulation S-B.  Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.  The results of operations reflect interim adjustments, all of which are of a normal recurring nature and which, in the opinion of management, are necessary for a fair presentation of the results for such interim period.  The results reported in these interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.  Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.  These unaudited interim financial statements should be read in conjunction with the audited annual financial statements for the year ended June 30, 2007 and the interim financial statements for the period ended September 30, 2007.

Reporting Currency

All of the Company's transactions are denominated in Canadian currency so the Company has adopted the Canadian dollar as its functional and reporting currency.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "general and administrative expenses" in the statement of operations, which amounts were not material for the reported periods.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and those of Pacific Coast Development Corp. which is 70% owned by the Company.  All significant inter-company balances and transactions have been eliminated.

Cash

Cash consists of funds in checking accounts held by financial institutions in Canada.

Revenue Recognition

Revenue is recognized in the period in which it is received or receivable if the amount receivable can be reasonably estimated and its collection is reasonably assured.

Trust Accounts

These consolidated financial statements do not reflect the trust bank account and the trust liabilities which hold client funds pending the close of real estate transactions.  As of December 31, 2007, the corporation had, in trust, $ NIL for its clients.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities.  Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.  As of December 31, 2007 there were no potentially dilutive securities outstanding.

Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenue and expenses during the period.  Actual results could differ from these estimates.

Equipment

Equipment with a life of more than one year and a cost in excess of $500 are capitalized and depreciated. Depreciation is computed using the declining balance method based on the estimated useful lives of the assets.

Patents

The actual costs to write and file patents with the US Patent Office are capitalized in the period in which funds are paid.  Patents are amortized using the straight-line method over the estimated useful life.  If the patent application is ultimately rejected, any remaining unamortized balance will be expensed in the period it is rejected.  At December 31, 2007, the Company has one patent application pending which is being amortized over its estimated useful life of 10 years.

Minority Interest

The minority interest balance has been reduced to zero due to the Company's net losses.  The deficit balance of $ 58,454 has been included with the retained earnings (deficit) as of December 31, 2007 since there is no obligation on the part of the minority interest holder to fund losses.

Income Taxes

The Company accounts for income taxes under the asset and liability method.  Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income

Note 2 - Uncertainty as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. For the six months ended December 31, 2007 and 2006, the Company incurred advertising and marketing costs of $ 2,767 and $ 22,699 respectively.

Note 4 - Demand Loan Payable

Effective July 1, 2006, the Company entered into a loan agreement with a related party to borrow up to CDN $250,000 to fund operations and to acquire a non-dilutive 70% interest in Pacific Coast Develop Corp ("PCD"), a British Columbia corporation.  The loan does not bear interest and is due on demand.

Note 5 - Shareholder Loans

A Corporate officer and shareholder loaned funds to the Company.   The loan does not bear interest and is due on demand.

Note 6 - Acquisition

The Company was incorporated on Aug 10, 2006 under the laws of the State of Nevada. Initial operations were conducted under the name Pacific Coast Development Corp., a British Columbia corporation operating out of Surrey, British Columbia. On July 1, 2006, prior to incorporating, we acquired a 70%, non-dilutive interest in PCD for $100,000. At incorporation, this pre-incorporation contract with PCD was ratified and assumed by the Company by unanimous written consent of its Board of Directors.

Under the terms of the acquisition agreement, 233 shares of PCD were acquired for $100,000 cash. This equates to a 70% interest in PCD. The purpose of the acquisition was to advance the business plan of PCD by creating a vehicle with access to public funds.

Prior to assuming the acquisition agreement, the Company was a non-operating shell with no revenue or expenses. Accordingly, the transaction has been accounted for as a recapitalization of PCD. The assets and liabilities of PCD have been included in these consolidated financial statements at their net book value.  The operations of PCD are combined with the Company as of July 1, 2006.

The Balance Sheet of the Company prior to the acquisition was as follows:

Cash	$103,112
Total Assets	$103,112
Demand loans payable	103,112
Total Liabilities	103,112
5,000,000 Founder's Shares Issued at Par Value	5,577
Stock Subscription	(5,577)
$0

The assets acquired and liabilities assumed of PCD are as follows:

Cash	$3,168
Equipment, net	1,912
Total Assets	$5,080
Accounts payable and accrued expenses	2,000
Shareholder Loans	12,350
Total Liabilities	14,350
Net Recapitalization	(9,270)

Note 7 - Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a $0.001 par value but no shares are issued.  This class of stock is a "blank check" class which means that the rights of this stock will be established at the time of its issuance.

Note 8 - Subsequent Events

There were no subsequent events expected to have a material effect on the Company's accounting policies or financial reporting.

1st HOME BUY AND SELL LTD.

BALANCE SHEET (CONSOLIDATED)

September 30, 2007
(In Canadian Dollars)
UNAUDITED
(Restated)
ASSETS
Current Asset
Cash	$5,250
Equipment, net of accumulated depreciation	3,479
Patents, net of accumulated amortization	4,007
$12,737
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	11,350
Shareholders' loans	8,463
Demand loans payable to related parties	153,176
Total current liabilities	172,989
Minority Interest	0
Stockholders' Equity (Deficit)
Preferred stock, USD $.001 par value; 10,000,000
shares authorized; no shares issued or outstanding	-
Common stock, USD $.001 par value; 100,000,000 shares authorized;
Issued: 5,300,000 shares	5,877
Additional paid-in capital	14,700
Retained earnings (deficit)	(180,829)
Total stockholders' equity (deficit)	(160,252)
$12,737

1st HOME BUY AND SELL LTD.

STATEMENTS OF OPERATIONS (CONSOLIDATED)

For the Three Months Ended September 30, 2007 and 2006
(In Canadian Dollars)

UNAUDITED

	2007 (Restated)	2006 (Restated)
Revenue	$8,832	$12,128
Expenses
General and administrative	39,142	40,187
Interest	386	723
	39,528	40,910
Net income (loss)	$(30,695)	$(28,781)
Net income (loss) per common share (basic and
fully diluted)	$(0.01)	$(0.01)
Weighted average number of common
shares outstanding	5,200,000	2,777,778

1st HOME BUY AND SELL LTD.

STATEMENTS OF STOCKHOLDERS' EQUITY (CONSOLIDATED)

For the Period Ended September 30, 2007
(In Canadian Dollars)

UNAUDITED
(Restated)
			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balances, August 10, 2006 (Inception)	0	$0	$0	$0	$0
Stock subscription	5,000,000	$5,577			5,577
Recapitalization of Pacific Coast Development Corp.				(9,270)	(9,270)
Net profit (loss) for the period				(140,864)	(140,864)
Balances, June 30, 2007	5,000,000	$5,577	$0	$(150,134)	$(144,557)
Stock issued for services	300,000	300	14,700		15,000
Net profit (loss) for the period				(30,695)	(30,695)
Balances, September 30, 2007	5,300,000	$5,877	$14,700	$(180,829)	$(160,252)

1st HOME BUY AND SELL LTD.

STATEMENTS OF CASH FLOWS (CONSOLIDATED)

For the Three Months Ended September 30, 2007 and 2006
 (In Canadian Dollars)

UNAUDITED
	2007 (Restated)	2006 (Restated)
Cash Flows from Operating Activities
Net income (loss)	$(30,696)	$(28,782)
Adjustments to reconcile net income (loss) to net
cash flows from operating activities
Depreciation and amortization	325	199
Shares issued for services	15,000	-
Changes in operating assets and liabilities
Prepaid Expenses	-	(1,275)
Accounts payable and accrued expenses	11,132	3,549
Net cash flows from operating activities	(4,239)	(26,309)
Cash Flows from Investing Activity
Purchases of Equipment	-	(2,567)
Patents	-	(3,489)
Net cash flows from investing activities	-	(6,056)
Cash Flows from Financing Activities
Proceeds from shareholders' loans	891	6,442
Payments on shareholders' loans	(903)	(15,227)
Proceeds from demand loans from related party	-	103,112
Proceeds from stock subscription	-	5,577
Net cash flows from financing activities	(12)	99,904
Change in cash	(4,252)	67,539
Cash, beginning of the period	9,502	3,168
Cash, end of the period	$5,250	$70,708
Cash paid for interest expense	$386	$723
Cash paid for income taxes	$-	$-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian Dollars)
September 30, 2007

Note 1 - The Company and Significant Accounting Policies

The Company

1st Home Buy and Sell Ltd. (the "Company") was incorporated under the laws of the state of Nevada.  The Company, through its subsidiary Pacific Coast Development Corp. ("PCD"), operates a discount real-estate agency in Surrey, British Columbia, offering a do-it-yourself style of home buying and selling through the Canadian Multiple Listing Service (MLS®).

Effective July 1, 2006, the Company acquired a 70% interest in Pacific Coast Development Corp. ("PCD"), a British Columbia corporation, for the purpose of advancing the business plan of PCD. This acquisition is described in more detail in Note 7.

Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, with the instructions to Form 10-QSB, and with Regulation S-B.  Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.  The results of operations reflect interim adjustments, all of which are of a normal recurring nature and which, in the opinion of management, are necessary for a fair presentation of the results for such interim period.  The results reported in these interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.  Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations.  These unaudited interim financial statements should be read in conjunction with the audited annual financial statements for the year ended June 30, 2007.

Reporting Currency

All of the Company's transactions are denominated in Canadian currency so the Company has adopted the Canadian dollar as its functional and reporting currency.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "general and administrative expenses" in the statement of operations, which amounts were not material for the reported periods.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and those of Pacific Coast Development Corp. which is 70% owned by the Company.  All significant inter-company balances and transactions have been eliminated.

Cash

Cash consists of funds in checking accounts held by financial institutions in Canada.

Revenue Recognition

Revenue is recognized in the period in which it is received or receivable if the amount receivable can be reasonably estimated and its collection is reasonably assured.

Trust Accounts

These consolidated financial statements do not reflect the trust bank account and the trust liabilities which hold client funds pending the close of real estate transactions.  As of September 30, 2007, the corporation had, in trust, $ NIL for its clients.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities.  Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.  As of September 30, 2007 and 2006, there were no potentially dilutive securities outstanding.

Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenue and expenses during the period.  Actual results could differ from these estimates.

Equipment

Equipment with a life of more than one year and a cost in excess of $500 are capitalized and depreciated. Depreciation is computed using the declining balance method based on the estimated useful lives of the assets.

Patents

The actual costs to write and file patents with the US Patent Office are capitalized in the period in which funds are paid.  Patents are amortized using the straight-line method over the estimated useful life.  If the patent application is ultimately rejected, any remaining unamortized balance will be expensed in the period it is rejected.  At September 30, 2007, the Company has one patent application pending which is being amortized over its estimated useful life of 10 years.

Minority Interest

The minority interest balance has been reduced to zero due to the Company's net losses.  The deficit balance of $54,249 has been included with the retained earnings (deficit) as of September 30, 2007 since there is no obligation on the part of the minority interest holder to fund losses.

Income Taxes

The Company accounts for income taxes under the asset and liability method.  Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income

New Accounting Pronouncements

There are no new accounting pronouncements expected to have a material effect on the Company's accounting policies or financial reporting.

Note 2 - Restatement of Previously Issued Financial Statements

The Company has restated its balance sheet as of September 30, 2007, and the related statements of operations, stockholders' equity, and cash flows.  The Company has reassessed certain accounting policies and concluded certain items had been accounted for incorrectly in the past and has restated them accordingly.

The restated items are as follows:

•	Amended the Statement of Stockholders Equity to record the acquisition of a majority interest in PCD as a recapitalization of PCD.
•
Corrected the accounting of the consolidation of accounts of the Company with PCD so that all inter-company transactions are eliminated. The net effect on the balance sheet was a reduction of total assets and paid-in capital by the acquisition price paid by the Company for PCD;

•	Added "Minority Interest" to the Balance Sheet to record share of net income, if applicable, owing to the minority shareholder(s) of PCD;
•	Amended the Statement of Stockholders Equity to show the date of inception;
•	Corrected the weighted average shares outstanding on the Statement of Operations to reflect the date of inception.

Note 3 - Uncertainty as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 - Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. For the years ended June 30, 2007 and 2006, the Company incurred advertising and marketing costs of $1,946 and $3,656 respectively.

Note 5 - Demand Loan Payable

Effective July 1, 2006, the Company entered into a loan agreement with a related party to borrow up to CDN $250,000 to fund operations and to acquire a non-dilutive 70% interest in Pacific Coast Develop Corp ("PCD"), a British Columbia corporation.  The loan does not bear interest and is due on demand.

Note 6 - Shareholder Loans

A Corporate officer and shareholder loaned funds to the Company.   The loan does not bear interest and is due on demand.

Note 7 - Acquisition

The Company was incorporated on Aug 10, 2006 under the laws of the State of Nevada. Initial operations were conducted under the name Pacific Coast Development Corp., a British Columbia corporation operating out of Surrey, British Columbia. On July 1, 2006, prior to incorporating, a 70%, non-dilutive interest in PCD for $100,000 was acquired. At incorporation, this pre-incorporation contract with PCD was ratified and assumed by the Company by unanimous written consent of its Board of Directors.

Under the terms of the acquisition agreement, 233 shares of PCD were acquired for $100,000 cash. This equates to a 70% interest in PCD. The purpose of the acquisition was to advance the business plan of PCD by creating a vehicle with access to public funds.

Prior to assuming the acquisition agreement, the Company was a non-operating shell with no revenue or expenses. Accordingly, the transaction has been accounted for as a recapitalization of PCD. The assets and liabilities of PCD have been included in these consolidated financial statements at their net book value.  The operations of PCD are combined with the Company as of July 1, 2006.

The Balance Sheet of the Company prior to the acquisition was as follows:

Cash	$103,112
Total Assets	$103,112
Demand loans payable	103,112
Total Liabilities	103,112
5,000,000 Founder's Shares Issued at Par Value	5,577
Stock Subscription	(5,577)
$0

The assets acquired and liabilities assumed of PCD are as follows:

Cash	$3,168
Equipment, net	1,912
Total Assets	$5,080
Accounts payable and accrued expenses	2,000
Shareholder Loans	12,350
Total Liabilities	14,350
Net Recapitalization	(9,270)

Note 8 - Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a $0.001 par value but no shares are issued.  This class of stock is a "blank check" class which means that the rights of this stock will be established at the time of its issuance.

Note 9 - Subsequent Events

There were no subsequent events expected to have a material effect on the Company's accounting policies or financial reporting.

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
1st Home Buy & Sell Ltd

We have audited the accompanying restated balance sheet of 1st Home Buy & Sell Ltd as of June 30, 2007, and the related statements of operations, stockholders' equity and cash flows through June 30, 2007 and 2006. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1st Home Buy & Sell Ltd. as of June 30, 2007 and the results of its operations and its cash flows through June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company's has suffered recurring losses from operations and has a net capital deficiency; this raises substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
February 6, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

1st HOME BUY AND SELL LTD.

BALANCE SHEET (CONSOLIDATED)

June 30, 2007
(In Canadian Dollars)

(Restated)
ASSETS
Current Asset
Cash	$9,503
Equipment, net of accumulated depreciation	3,679
Patents, net of accumulated amortization	4,132

$17,314
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	220
Shareholders' loans	8,475
Demand loans payable to related parties	153,176
Total current liabilities	161,871
Minority Interest	0
Stockholders' Equity (Deficit)
Preferred stock, USD $.001 par value; 10,000,000
shares authorized; no shares issued or outstanding	-
Common stock, USD $.001 par value; 100,000,000 shares authorized;
Issued: 5,000,000 shares	5,577
Additional paid-in capital	0
Retained earnings (deficit)	(150,134)
Total stockholders' equity (deficit)	(144,557)
$17,314

1st HOME BUY AND SELL LTD.

STATEMENTS OF OPERATIONS (CONSOLIDATED)

For the Years Ended June 30, 2007 and 2006
(In Canadian Dollars)

	2007 (Restated)	2006
Revenue	$38,725	$21,801
Expenses
General and administrative	177,640	21,027
Interest	1,949	784
	179,588	21,801
Net income (loss)	$(140,864)	$0
Net income (loss) per common share (basic and
fully diluted)	$(0.03)	$0.00
Weighted average number of common
shares outstanding	4,438,356	0

1st HOME BUY AND SELL LTD.

STATEMENTS OF STOCKHOLDERS' EQUITY (CONSOLIDATED)

For the Year Ended June 30, 2007

(In Canadian Dollars)

(Restated)
			Additional
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total
Balances, August 10, 2006 (Inception)	0	$0	$0	$0	$0
Stock subscription	5,000,000	$5,577			5,577
Recapitalization of Pacific Coast Development Corp.				(9,270)	(9,270)
Net profit (loss) for the period				(140,864)	(140,864)
Balances, June 30, 2007	5,000,000	$5,577	$0	$(150,134)	$(144,557)

1st HOME BUY AND SELL LTD.

STATEMENTS OF CASH FLOWS (CONSOLIDATED)

For the Years Ended June 30, 2007 and 2006
 (In Canadian Dollars)

	2007 (Restated)	2006
Cash Flows from Operating Activities
Net income (loss)	$(140,864)	$-
Adjustments to reconcile net income (loss) to net
cash flows from operating activities
Depreciation and amortization	1,017	535
Changes in operating assets and liabilities	-	-
Accounts payable and accrued expenses	(1,780)	(31)
Net cash flows from operating activities	(141,627)	504
Cash Flows from Investing Activity
Purchases of Equipment	(2,567)	-
Patents	(4,349)	-
Net cash flows from investing activities	(6,916)	-
Cash Flows from Financing Activities
Proceeds from shareholders' loans	13,925	1,916
Payments on shareholders' loans	(17,800)	-
Proceeds from demand loans from related parties	153,176
Proceeds from stock subscription	5,577	-
Net cash flows from financing activities	154,878	1,916
Change in cash	6,335	2,420
Cash, beginning of the period	3,168	748
Cash, end of the period	$9,503	$3,168
Cash paid for interest expense	$1,949	$784
Cash paid for income taxes	$-	$-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In Canadian Dollars)
June 30, 2007

Note 1 - The Company and Significant Accounting Policies

The Company

1st Home Buy and Sell Ltd. (the "Company") was incorporated under the laws of the state of Nevada.  The Company, through its subsidiary Pacific Coast Development Corp. ("PCD"), operates a discount real-estate agency in Surrey, British Columbia, offering a do-it-yourself style of home buying and selling through the Canadian Multiple Listing Service (MLS®).

Effective July 1, 2006, the Company acquired a 70% interest in Pacific Coast Development Corp. ("PCD"), a British Columbia corporation, for the purpose of advancing the business plan of PCD. This acquisition is described in more detail in Note 7.

Reporting Currency

All of the Company's transactions are denominated in Canadian currency so the Company has adopted the Canadian dollar as its functional and reporting currency.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "general and administrative expenses" in the statement of operations, which amounts were not material for the reported periods.

Principles of Consolidation

The consolidated financial statements also include the accounts of the Company and those of Pacific Coast Development Corp. which is 70% owned by the Company.  All significant inter-company balances and transactions have been eliminated.

Cash

Cash consists of funds in checking accounts held by financial institutions in Canada.

Revenue Recognition

Revenue is recognized in the period in which it is received or receivable if the amount receivable can be reasonably estimated and its collection is reasonably assured.

Trust Accounts

These consolidated financial statements do not reflect the trust bank account and the trust liabilities which hold client funds pending the close of real estate transactions.  As of June 30, 2007, the corporation had, in trust, $ NIL for its clients.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities.  Common stock issuable is considered outstanding as of the original approval date for purposes of earnings per share computations.  As of June 30, 2007 and 2006, there were no potentially dilutive securities outstanding.

Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenue and expenses during the period.  Actual results could differ from these estimates.

Equipment

Equipment with a life of more than one year and a cost in excess of $500 are capitalized and depreciated. Depreciation is computed using the declining balance method based on the estimated useful lives of the assets.

Patents

The actual costs to write and file patents with the US Patent Office are capitalized in the period in which funds are paid.  Patents are amortized using the straight-line method over the estimated useful life.  If the patent application is ultimately rejected, any remaining unamortized balance will be expensed in the period it is rejected.  At June 30, 2007, the Company has one patent application pending which is being amortized over its estimated useful life of 10 years.

Minority Interest

The minority interest balance has been reduced to zero due to the Company's net losses.  The deficit balance of $42,159 has been included with the retained earnings (deficit) as of June 30, 2007 since there is no obligation on the part of the minority interest holder to fund losses.

Income Taxes

The Company accounts for income taxes under the asset and liability method.  Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income

New Accounting Pronouncements

SFAS No. 151, Inventory Costs, is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions, is effective for fiscal years beginning after June 15, 2005. This statement amends SFAS No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in American Institute of Certified Public Accountants Statement of Position 04-2, Accounting for Real Estate Time-Sharing Transactions. The adoption of SFAS No. 152 is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 123(R), Share-Based Payment, replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first annual period that begins after December 15, 2005. The adoption of SFAS No. 123(R) is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 153, Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29, is effective for fiscal years beginning after June 15, 2005. This statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair-value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is not expected to have a significant impact on the Company's consolidated financial statements.

The EITF reached consensus on Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Investments, which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, this statement does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue no. 05-08, Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature. EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-08 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue 05-02, The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.' EITF 05-02 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of EITF 05-02 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-07, Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues. EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-07 is expected to have no impact on the Company's consolidated financial statements.

Note 2 - Restatement of Previously Issued Financial Statements

The Company has restated its balance sheet as of June 30, 2007, and the related statements of operations, stockholders' equity, and cash flows.  The Company has reassessed certain accounting policies and concluded certain items had been accounted for incorrectly in the past and has restated them accordingly.

The restated items are as follows:

•	Amended the Statement of Stockholders Equity to record the acquisition of a majority interest in PCD as a recapitalization of PCD.
•
Corrected the accounting of the consolidation of accounts of the Company with PCD so that all inter-company transactions are eliminated. The net effect on the balance sheet was a reduction of total assets and paid-in capital by the acquisition price paid by the Company for PCD;

•	Added "Minority Interest" to the Balance Sheet to record share of net income, if applicable, owing to the minority shareholder(s) of PCD;
•	Amended the Statement of Stockholders Equity to show the date of inception;
•	Corrected the weighted average shares outstanding on the Statement of Operations to reflect the date of inception.

Note 3 - Uncertainty as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 - Advertising Costs

The Company expenses advertising and marketing costs as they are incurred. For the years ended June 30, 2007 and 2006, the Company incurred advertising and marketing costs of $30,450 and $3,031 respectively.

Note 5 - Demand Loan Payable

Effective July 1, 2006, the Company entered into a loan agreement with a related party to borrow up to CDN $250,000 to fund operations and to acquire a non-dilutive 70% interest in Pacific Coast Develop Corp ("PCD"), a British Columbia corporation.  The loan does not bear interest and is due on demand.

Note 6 - Shareholder Loans

A Corporate officer and shareholder loaned funds to the Company.   The loan does not bear interest and is due on demand.

Note 7 - Acquisition

The Company was incorporated on Aug 10, 2006 under the laws of the State of Nevada. Initial operations were conducted under the name Pacific Coast Development Corp., a British Columbia corporation operating out of Surrey, British Columbia. On July 1, 2006, prior to incorporating, a 70%, non-dilutive interest in PCD for $100,000 was acquired. At incorporation, this pre-incorporation contract with PCD was ratified and assumed by the Company by unanimous written consent of its Board of Directors.

Under the terms of the acquisition agreement, 233 shares of PCD were acquired for $100,000 cash. This equates to a 70% interest in PCD. The purpose of the acquisition was to advance the business plan of PCD by creating a vehicle with access to public funds.

Prior to assuming the acquisition agreement, the Company was a non-operating shell with no revenue or expenses. Accordingly, the transaction has been accounted for as a recapitalization of PCD. The historical financial statements presented in these consolidated financial statement are those of PCD. The assets and liabilities of PCD have been included in these consolidated financial statements at their net book value.  The operations of PCD are combined with the Company as of July 1, 2006.

The Balance Sheet of the Company prior to the acquisition was as follows:

Cash	$103,112
Total Assets	$103,112
Demand loans payable	103,112
Total Liabilities	103,112
5,000,000 Founder's Shares Issued at Par Value	5,577
Stock Subscription	(5,577)
$0

The assets acquired and liabilities assumed of PCD are as follows:

Cash	$3,168
Equipment, net	1,912
Total Assets	$5,080
Accounts payable and accrued expenses	2,000
Shareholder Loans	12,350
Total Liabilities	14,350
Net Recapitalization	(9,270)

Note 8 - Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a $0.001 par value but no shares are issued.  This class of stock is a "blank check" class which means that the rights of this stock will be established at the time of its issuance.

Note 9 - Income Taxes

The Company is liable for taxes in the United States.  As of June 30, 2007, the Company did not have any income for tax purposes and therefore, no tax liability or expense has been included in these consolidated financial statements.

The Company has accumulated net operating loss carry-forwards for tax purposes of approximately $141,000 that may be available to offset future taxable income.  These operating loss carry-forwards begin to expire in 2027.  In accordance with the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carry-forwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

The deferred tax asset associated with the operating loss carry-forward is approximately $48,000.  The Company has provided a valuation allowance against the deferred tax asset.  The change in the valuation allowance between 2006 and 2007 was an increase of $48,000.

Note 10 - Subsequent Events

There were no subsequent events expected to have a material effect on the Company's accounting policies or financial reporting.

PACIFIC COAST DEVELOPMENT CORP.
FINANCIAL STATEMENTS
JUNE 30, 2006

AUDITOR’S REPORT

To the shareholders,
Pacific Coast Development Corp.,
Surrey, BC

We have audited the balance sheet of Pacific Coast Development Corp. as at June 30, 2006 and the statements of earnings, deficit and cash flows for the year then ended.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards.  Those standards required that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2006 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Business Corporations Act, we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding year.

Vancouver, BC
January 22, 2006	Chartered Accountants

PACIFIC COAST DEVELOPMENT CORP.
BALANCE SHEET
JUNE 30, 2006

$

		2006	2005
	ASSETS
CURRENT ASSETS

Cash		3,168	748

EQUIPMENT (Note 2)		1,912	2,447

		5,080	3,195

	LIABILITIES
CURRENT LIABILITIES

Accounts, payable and accrued		2,000	2,031
Advances from shareholders		12,351	10,435

		14,351	12,466

	SHARE CAPITAL AND DEFICIT
SHARE CAPITAL

Authorized
10000 common shares without par value
Issued
100 shares		100	100

DEFICIT		(9,371)	(9,371)

		(9,271)	(9,271)

		5,080	3,195

APPROVED BY THE DIRECTORS

	DIRECTOR

	DIRECTOR

PACIFIC COAST DEVELOPMENT CORP.
STATEMENT OF EARNINGS
YEAR ENDED JUNE 30, 2006

$

	2006	2005

REVENUE	21,801	13,274

EXPENSES

Advertising and promotion	3,031	493
Amortization	535	979
Bank charges	784	246
Legal and accounting	1,475	1,420
Office	6,042	4,802
Travel	9,934	4,509

	21,801	12,449

NET EARNINGS	-	825

STATEMENT OF DEFICIT
YEAR ENDED JUNE 30, 2006

$

	2006	2005

DEFICIT, BEGINNING	(9,371)	(10,196)

Net earnings	-	825

DEFICIT, ENDING	(9,371)	(9,371)

PACIFIC COAST DEVELOPMENT CORP.
STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 2006

$

	2006	2005

OPERATING ACTIVITIES

Net earnings	-	825

ADD ITEM NOT AFFECTING CASH

Amortization	535	979

	535	1,804

CHANGES IN NON-CASH WORKING CAPITAL

Accounts receivable	-	161
Accounts, payable and accrued	(31)	531
Advances from shareholders	1,916	(2,561)

Cash provided by (used for) operating activities	2,420	(65)

INVESTING ACTIVITIES

Sale of equipment	-	665

Cash provided by investing activities	-	665

INCREASE IN CASH	2,420	600

Cash, beginning	748	148

CASH ENDING	3,168	748

PACIFIC COAST DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

$

1.	ACCOUNTING POLICIES

The financial statements of the company have been prepared in accordance with Canadian generally accepted accounting principles.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a year necessarily involves the use of estimates, which have been made using careful judgment.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

i.	Equipment and amortization

Equipment is recorded at cost and is amortized over its estimated useful life using the following rates and method:

Office equipment	- 20% declining balance
Computer equipment	- 30% declining balance

ii.	Revenue recognition

Revenue is recognized in the period in which it is received or receivable if the amount receivable can be reasonably estimated and its collection is reasonably assured.

iii.	Trust Accounts

The corporation does not reflect the trust bank account and the trust liabilities in the financial statements.  As at June 30, 2006, the corporation had, in trust, $ NIL (2005 - $ NIL) for its clients

iv.	Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

v.	Financial instruments

The fair value of all items that meet the definition of a financial instrument approximate their carrying values.  These items include cash, receivables, payables, and accruals, and bank loans.  Unless otherwise stated, it is management’s opinion that the organization is not exposed to significant credit, currency or interest rate risk arising from these financial statements.

PACIFIC COAST DEVELOPMENT CORP.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006

$

2.	EQUIPMENT

			Net Book Value
		Accumulated		unaudited
	Cost	Amortization	2005	2004

Office equipment	13,841	12,252	1,589	1.986
Computer equipment	10,717	10,394	323	461

	24,558	22,646	1,912	2,447

Amortization in the amount of $ 535 (2005 - $ 979) has been recorded in the accounts for the year as described in Note 1.

3.	SUBSEQUENT EVENTS

Subsequent to the June 30, 2006 year end, the company issued 233 common shares (69.9% of its issued share capital) to 1st Home Buy and Sell Ltd. (a Nevada, USA company)

4.	INCOME TAXES

The company has losses available for income tax purposes in the amount of $ 16,925. These losses are available for carry forward against future years’ taxable income.  The future benefit that may be derived from these losses by reducing future income taxes is not reflected in the financial statements. The losses expire as follows:

2010	8,134
2011	8,791

16,925

Total authorized shares are 100,000,000 common, 10,000,000 preferred. Total outstanding shares issued are 5,000,000 common.

No dealer, salesman or any other person has been authorized to give any quotation or to make any representations in connection with the offering described herein, other than those contained in this prospectus. If given or made, such other information or representation, must not be relied upon as having been authorized by the Company or by any underwriter. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Limitation on Liability of Officers and Directors of the Company

1st Home Buy & Sell, Inc. is a Nevada corporation. In accordance with Section 78.037 of the Nevada Revised Statutes (“NRS”), our By-Laws may provide that no director or officer of the Company be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of distributions in violation of NRS Section 78.300, which provides that (a) the directors of a corporation shall not make distributions to stockholders except as provided by this chapter; and (b) in case of any willful or grossly negligent violation of the provisions of this section, the directors under whose administration the violation occurred, excepting dissenters to those acts, are jointly and severally liable, at any time within three (3) years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders. In addition, our certificate of incorporation may provide that if the Nevada Revised Statutes are amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director and/or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Our by-laws may further provide for indemnification by the Company of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines on application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

4.
Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case on a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;
(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
(c)	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or
(d)	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.
The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6.	The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)
Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7.	The registrant’s Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

We may also enter into indemnification agreements with each of our directors and certain of our executive officers. These agreements may provide that we indemnify each of our directors and such officers to the fullest extent permitted under law and our by-laws, and provide for the advancement of expense to each director and each such officer. We may also obtain directors and officers insurance against certain liabilities.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Certificate of Incorporation and By-Laws

Provisions of our articles of incorporation and bylaws described below, to be determined, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers which certain stockholders may deem to be in their particular best interests. These provisions also could have the effect of discouraging open market purchases of our Common Stock because they may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or elect a new director to our board.

Director Vacancies and Removal

Our bylaws may provide that vacancies on our board of directors may be filled for the unexpired portion of the term of the director whose place is vacant by the affirmative vote of a majority of the remaining directors. Our bylaws may provide that directors may be removed from office with or without cause by a majority vote of shareholders entitled to vote at an election of directors.

Actions by Written Consent

Our bylaws may provide that any action required or permitted to be taken by our stockholders or Directors at an annual or special meeting of stockholders or directors may be effected without a meeting if before or after the action taken, a written consent setting forth the action taken is signed by a quorum of stockholders or a quorum of directors, as the case may be. Such consent may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Special Meetings of Stockholders

Our articles of incorporation and bylaws may provide that a special meeting of stockholders may be called at any time by our President, board of directors, or a majority thereof. Our bylaws may provide that only those matters included in the notice of the special meeting may be considered or acted upon at that special meeting unless otherwise provided by law.

Advance Notice of Director Nominations and Stockholder Proposals

Our bylaws may include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders.

Amendment of the Certificate of Incorporation

As required by Nevada law, certain amendments to our certificate of incorporation must be approved by a majority of the outstanding shares entitled to vote with respect to such amendment.

Amendment of Bylaws

Our articles of incorporation and bylaws may provide that our bylaws may be amended or repealed by our board of directors or by the stockholders.

ITEM 2. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses to be paid by us in connection with the securities being registered are as follows:

AMOUNT
Securities and Exchange Commission Registration Fee	$100
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Transfer Agent and Registrar Fees and Expenses	250
Printing Expenses	100
Miscellaneous Expenses	50

Total	$35,500*

*Estimated amount

ITEM 3. UNDERTAKINGS.

The Company hereby undertakes to:

1)      File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)      Include any prospectus required by section 10(a)(3) of the Securities Act; and

(ii)     Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    Include any additional or changed material information on the plan of distribution.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3)      To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4)      That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

        (ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 4. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

We arbitrarily selected the price for the common stock in connection with the issuances indicated below. Since an underwriter was not retained to offer our securities, our establishment of the offering price of our shares was not determined by negotiation with an underwriter. The offering price does not bear any relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors we considered in determining the offering price were:

1.	Our lack of an operating history,

2.	Our relative cash requirements.

We sold 5,000,000 shares of our common stock to our Chief Executive Officer, Daniel L. Baxter, at par value.  The shares were sold pursuant to the exemption for non-public offerings under Section 4(2) of the Securities Act.

ITEM 5. INDEX TO EXHIBITS.

REGULATION
S-B NUMBER	EXHIBIT

3.1	Articles of Incorporation**
3.2	Bylaws**
4.1	Specimen Stock Certificate**
5.1	Consent and Opinion SteadyLaw Group, LLP*
14.1	Code of Ethics**
16.1	Letter of Agreement from Turco Ross, Chartered Accountants**
23.1	Consent of Turco Ross, Chartered Accountants*
23.2	Consent of Moore & Associates, Chartered*
*Filed herewith
**Previously filed

ITEM 6. DESCRIPTION OF EXHIBITS.

See Item 5 above.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on April 22nd, 2008.

1st HOME BUY & SELL, INC.

By: /s/ DANIEL L. BAXTER
Daniel L. Baxter, President, CEO, &
Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

By: /s/ DANIEL L. BAXTER	President, CEO, & Director	April 22, 2008
Daniel L. Baxter

By: /s/ SAMUEL J. ALDERSON	Secretary, CFO & Director	April 22, 2008
Samuel J. Alderson

By: /s/ STEVE NEIL	COO	April 22, 2008
Steve Neil